Filed pursuant to Rule 433(d) - Registration No. 333-132109
Nomura Home Equity Loan, Inc. Home Equity Loan Trust, Series 2007-2 Issuing Entity
Asset-Backed Certificates, Series 2007-2
$543,583,000 (+/- 10%)
(Approximate)
Free Writing Prospectus January 22, 2007
Nomura Home Equity Loan, Inc.
Depositor Commission File Number: 333-132109

Recipients must read the information contained in the Information Statement on pages 2 and 3. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your RBS Greenwich Capital account representative for another copy. This Free Writing Prospectus supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed Free Writing Prospectus. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

NHELI 2007-2	Free Writing Prospectus	January 22, 2007

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital, Citigroup Global Markets Inc. or UBS Securities LLC will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus. Although the Sponsor believes the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY
Class	Initial Principal Balance ($)(1)	Coupon Type(3)	Coupon Index	WAL (year) (4) (5)	Principal Window (4) (5)	Expected Rating (S&P/Moody’s/DBRS)(2)	Legal Final Maturity
I-A-1	$373,823,000	Floating	1M LIBOR	Not offered hereby		AAA/Aaa/AAA
II-A-1	$227,624,000	Floating	1M LIBOR	1.00	02/07 - 12/08	AAA/Aaa/AAA	Jan-37
II-A-2	$27,755,000	Floating	1M LIBOR	2.00	12/08 - 03/09	AAA/Aaa/AAA	Jan-37
II-A-3	$68,700,000	Floating	1M LIBOR	2.81	03/09 - 01/13	AAA/Aaa/AAA	Jan-37
II-A-4	$22,335,000	Floating	1M LIBOR	6.07	01/13 - 02/13	AAA/Aaa/AAA	Jan-37
M-1	$40,977,000	Floating	1M LIBOR	5.19	07/11 - 02/13	AA+/Aa1/AA (high)	Jan-37
M-2	$37,602,000	Floating	1M LIBOR	4.74	01/11 - 02/13	AA+/Aa2/AA (high)	Jan-37
M-3	$22,658,000	Floating	1M LIBOR	4.55	10/10 - 02/13	AA/Aa3/AA	Jan-37
M-4	$19,765,000	Floating	1M LIBOR	4.45	08/10 - 02/13	AA/A1/AA (low)	Jan-37
M-5	$18,801,000	Floating	1M LIBOR	4.38	07/10 - 02/13	AA-/A2/A (high)	Jan-37
M-6	$16,390,000	Floating	1M LIBOR	4.33	06/10 - 02/13	A+/A3/A	Jan-37
M-7	$15,426,000	Floating	1M LIBOR	4.29	05/10 - 02/13	A/Baa1/A (low)	Jan-37
M-8	$13,980,000	Floating	1M LIBOR	4.26	04/10 - 02/13	BBB+/Baa2/BBB (high)	Jan-37
M-9	$11,570,000	Floating	1M LIBOR	4.24	04/10 - 02/13	BBB/Baa3/BBB	Jan-37
B-1	$12,534,000	Floating	1M LIBOR	Not offered hereby		BBB-/Ba1/BBB (low)
Total Offering(6)	$929,940,000

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.

(2)	Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.

(3)
The pass-through rate for the Senior Certificates and Subordinate Certificates (each as defined herein) for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus the related certificate margin and (ii) the Net Funds Cap (actual/360 accrual basis, 0 day delay). If the optional termination is not exercised on the first possible Distribution Date on which it is exercisable, the certificate margin for the Senior Certificates will increase by 2.0x and the certificate margin for the Subordinate Certificates will increase by 1.5x.

(4)	Run to 10% Optional Termination.

(5)
Run at 100% PPC which assumes: For adjustable rate Mortgage Loans, 10%-30% CPR from month 1 through and including month 12; 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR thereafter. For fixed rate Mortgage Loans, 5%-25% CPR from month 1 through and including month 12; and 25% CPR thereafter.

(6)	Based on initial principal balance of the Senior Certificates and Subordinate Certificates regardless of whether offered hereby.

TRANSACTION SUMMARY
All dollar amounts, percentages and other numerical information contained herein are subject to a permitted variance of plus or minus 10%.

Issuing Entity:	Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2007-2

Cut-off Date:	January 1, 2007

Closing Date:	On or about January 31, 2007

Investor Settlement Date:	On or about January 31, 2007

Depositor:	Nomura Home Equity Loan, Inc.

Underwriters:
Greenwich Capital Markets, Inc. as lead manager (the “Lead Manager”) along with Citigroup Global Markets Inc. and UBS Securities LLC (the “Co-Managers”, and together with the Lead Manager, the “Underwriters”) and one or more additional underwriters, if any, specified in any subsequent free writing prospectus or the final free writing prospectus.

Sponsor:
Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Originators:
The principal originators of the Mortgage Loans are: Ownit Mortgage Solutions, Inc., with respect to approximately 43.63% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date; First NLC Financial Services, LLC with respect to approximately 11.26% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans.

Servicers:
Ocwen Loan Servicing, LLC (“Ocwen”), with respect to approximately 92.67% of the Mortgage Loans, Equity One, Inc. (“Equity One”), with respect to approximately 6.55% of the Mortgage Loans, Wells Fargo Bank, N.A. (“Wells Fargo”), with respect to approximately 0.76% of the Mortgage Loans and Select Portfolio Servicing, Inc. (“SPS”), with respect to approximately 0.02% of the Mortgage Loans, in each case, by aggregate principal balance of as of the Cut-off Date.

Trustee and Supplemental
Interest Trust Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Wells Fargo Bank, N.A., as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicers regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicers in performing its advisory and monitoring functions.

Basis Risk Cap Agreement:
The Senior Certificates and Subordinate Certificates will have the benefit of a basis risk cap agreement (the “Basis Risk Cap Agreement”) provided by a cap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Basis Risk Cap Provider”) commencing on the Distribution Date in February 2007 and terminating after the Distribution Date in July 2007.

The Basis Risk Cap Agreement will be held through a supplemental interest trust (the “Supplemental Interest Trust”). The Trustee, as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will enter into the Basis Risk Cap Agreement with the Basis Risk Cap Provider. See “Basis Risk Cap Agreement, Interest Rate Swap Agreement and Interest Rate Cap Agreement —The Basis Risk Cap Agreement” below.

Interest Rate Swap Agreement:     The Offered Certificates will have the benefit of an interest rate swap agreement (the “Interest Rate Swap Agreement”) provided by a swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Swap Provider”) commencing on the Distribution Date in August 2007 and terminating after the Distribution Date in January 2012.

The Interest Rate Swap Agreement will be held through the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will enter into the Interest Rate Swap Agreement with the Swap Provider. Payments received in connection with the Interest Rate Swap Agreement may be available to cover realized losses on the Mortgage Loans. See “Basis Risk Cap Agreement, Interest Rate Swap Agreement and Interest Rate Cap Agreement —The Interest Rate Swap Agreement” below.

Interest Rate Cap Agreement:         The Senior Certificates and Subordinate Certificates will have the benefit of an interest rate cap agreement (the “Interest Rate Cap Agreement”) provided by a cap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Cap Provider”) commencing on the Distribution Date in August 2008 and terminating after the Distribution Date in January 2012.

The Supplemental Interest Trust Trustee will enter into the Interest Rate Cap Agreement with the Cap Provider. The Supplemental Interest Trust Trustee will appoint the Securities Administrator to receive and distribute funds received in respect of the Interest Rate Cap Agreement.

Any payments received by the Securities Administrator pursuant to the Interest Rate Cap Agreement will be deposited into the Supplemental Interest Trust. Amounts deposited into the Supplemental Interest Trust in respect of the Interest Rate Cap Agreement, if any, will be available for distribution to the Senior Certificates and Subordinate Certificates. See “Basis Risk Cap Agreement, Interest Rate Swap Agreement and Interest Rate Cap Agreement —The Interest Rate Cap Agreement” below.

Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.

Record Date:
For each class of Offered Certificates, and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form (otherwise, the last business day of the month preceding the month in which such Distribution Date occurs).

Distribution Date:	The 25th day of each calendar month beginning in February 2007, or if such day is not a business day, then the following business day.

Last Scheduled Distribution Date:
The Distribution Date in January 2037 will be the last scheduled Distribution Date for the Offered Certificates which is the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by such date.

Mortgage Pool:
The Mortgage Pool will contain approximately 5,294 conventional, one-to-four family fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties (the “Mortgage Loans”). The Mortgage Loans have been divided into two loan groups which we sometimes refer to as the Group I Mortgage Loans and the Group II Mortgage Loans.

For additional information regarding the Mortgage Loans, please refer to the collateral tables contained at the end of this Free Writing Prospectus.

Certificate Designations:
Class I-A-1 Certificates (the “Group I Certificates”). While the Class I-A-1 Certificates shall be offered by the prospectus supplement to be filed on or about the Closing Date in connection with this transaction, such class is not offered pursuant to this Free Writing Prospectus.

Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (the “Group II Certificates” and together with the Group I Certificates, the “Senior Certificates”).

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the “Mezzanine Certificates”).

Only the Senior Certificates and the Mezzanine Certificates will be publicly offered (collectively, the “Offered Certificates”).

Additional Classes:
The Class B-1 Certificates (together with the Mezzanine Certificates, the “Subordinate Certificates”), and the Class P Certificates, Class X Certificates and one or more classes of noneconomic residual certificates (the “Residual Certificates”) will not be publicly offered. Any information with regard to those classes is only provided to enhance the understanding of the Offered Certificates. The Class B-1 Certificates are subordinate to the Offered Certificates.

Due Period:
With respect to any Distribution Date, the second day of the calendar month preceding the month in which such Distribution Date occurs through the first of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and Ocwen and (a) prepayments in full, the 16th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th day of the month in which such Distribution Date occurs, and (b) prepayments in part, the prior calendar month; with respect to any Distribution Date and Equity One, the 16th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th day of the month in which such Distribution Date occurs; with respect to any Distribution Date and Wells Fargo Bank, N.A., the calendar month preceding the month in which such Distribution Date occurs; and with respect to any Distribution Date and SPS and (a) prepayments in full, the 16th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th day of the month in which such Distribution Date occurs, and (b) prepayments in part, the related Due Period.

Interest Accrual Period:
The Interest Accrual Period for the Senior Certificates and the Subordinate Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on the Senior Certificates and Subordinate Certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust and thereby effect early retirement of the certificates if on such Distribution Date the outstanding aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the Master Servicer fails to exercise its optional termination right, and if on such Distribution Date the outstanding aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, Ocwen, may, at its option, exercise such optional termination.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Senior Certificates and the Subordinate Certificates (exclusive of any right to receive payments from the Basis Risk Shortfall reserve fund, the Supplemental Interest Trust, or the obligation to make payments to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement), the Class P Certificates and the Class X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

Each Residual Certificate will represent the beneficial ownership of “residual interests” in one or more related REMICs.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Dominion Bond Rating Service (“DBRS”) with the ratings indicated in the table on page 4 of this Free Writing Prospectus. The Offered Certificates may be rated by additional rating agencies as disclosed in the final free writing prospectus.

Credit Enhancement Structure:	Senior/subordination, excess spread, overcollateralization and cross-collateralization.

ERISA Eligibility:
It is anticipated that the Offered Certificates may be purchased by plans subject to ERISA or section 4975 of the Code. However, for so long as the Basis Risk Cap Agreement, Interest Rate Swap Agreement or Interest Rate Cap Agreement are in effect, prospective plan purchasers must be eligible under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

SMMEA:	The Offered Certificates will not be SMMEA eligible.

CREDIT ENHANCEMENT AND RELATED DEFINITIONS

Overcollateralization — The Group I Mortgage Loans and Group II Mortgage Loans bear interest each month in an amount that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates entitled to payment of interest and certain related trust expenses and Supplemental Interest Trust expenses. This excess interest will be applied to pay principal on the certificates entitled to payment of principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group I Mortgage Loans and Group II Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group I Mortgage Loans and Group II Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Group I Mortgage Loans and Group II Mortgage Loans.

Subordination and Allocation of Losses — The Senior Certificates will have a payment priority over the Subordinate Certificates. Each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a lower payment priority. Losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, overcollateralization and payments received from the Swap Provider in respect of the Interest Rate Swap Agreement or the Cap Provider in respect of the Interest Rate Cap Agreement, will be allocated to the Subordinate Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero.

Realized losses will not be allocated to the Senior Certificates. Investors in the Senior Certificates should note, however, that although realized losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Senior Certificates all principal and interest amounts to which they are then entitled.

Cross-collateralization — In certain limited circumstances, principal and interest collected from either the Group I Mortgage Loans or Group II Mortgage Loans may be used to pay principal or interest, or both, to the Senior Certificates unrelated to that loan group.

Aggregate Loan Balance— With respect to the Mortgage Loans and any Distribution Date, the aggregate of the stated principal balances of the Mortgage Loans as of the last day of the related Due Period.

Initial Overcollateralization Amount— As of the Closing Date, the Overcollateralization Amount will be approximately 3.55% of the Aggregate Loan Balance as of the Cut-off Date.

Overcollateralization Amount— For any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount).

Targeted Overcollateralization Amount— With respect to any Distribution Date prior to the Stepdown Date, approximately 3.55% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 7.10% of the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period), or (b) approximately 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date— The later to occur of (x) the Distribution Date in February 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Senior Certificates and Subordinate Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 50.60%.

Credit Enhancement Percentage
Class	Percent (%)	Approximate Expected Initial Credit Enhancement* (%)	Approximate Expected Target Credit Enhancement** (%)
Senior	74.70	25.30	50.60
M-1	4.25	21.05	42.10
M-2	3.90	17.15	34.30
M-3	2.35	14.80	29.60
M-4	2.05	12.75	25.50
M-5	1.95	10.80	21.60
M-6	1.70	9.10	18.20
M-7	1.60	7.50	15.00
M-8	1.45	6.05	12.10
M-9	1.20	4.85	9.70
B-1	1.30	3.55	7.10

* Prior to the Stepdown Date, based on the Aggregate Loan Balance as of the Cut-off Date.
** After the Stepdown Date, based on the Aggregate Loan Balance as of such date of determination.

Trigger Events — A Trigger Event will occur for any Distribution Date if either (i) the Delinquency Rate as of the last day of the related Due Period exceeds 31.62% of the Senior Enhancement Percentage (as defined below) for such Distribution Date or (ii) the cumulative realized losses as a percentage of the original Aggregate Loan Balance as of the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
February 2010 - January 2011	3.80%*
February 2011 - January 2012	5.95%*
February 2012 - January 2013	7.70%*
February 2013 - January 2014	8.65%*
February 2014 and thereafter	8.70%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Senior Enhancement Percentage— With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period).

Delinquency Rate— With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate loan balance of all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance of the Mortgage Loans as of the close of business on the last day of such month.

BASIS RISK CAP AGREEMENT, INTEREST RATE SWAP AGREEMENT AND INTEREST RATE CAP AGREEMENT

Basis Risk Cap Agreement — Pursuant to the Basis Risk Cap Agreement, the Basis Risk Cap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the Senior Certificates and Subordinate Certificates an amount equal to the product of: (1) the excess, if any, of One-Month LIBOR (determined pursuant to the Basis Risk Cap Agreement) over a specified strike rate (subject to a maximum of 10.50%) for the related Distribution Date; (2) the scheduled notional amount set forth on Annex A for the related Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Any amounts received and deposited into the Supplemental Interest Trust in respect of the Basis Risk Cap Agreement will be distributed to the Senior Certificates and Subordinate Certificates to the extent of any Basis Risk Shortfalls on the related certificates, prior to giving effect to any withdrawals from the Basis Risk Shortfall reserve fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date.

Interest Rate Swap Agreement

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date during the term of the Interest Rate Swap Agreement (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to, but excluding, the first Distribution Date divided by 360) of the product of (a) 5.30% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this Free Writing Prospectus in Annex B.

A net payment will be required to be made on each Distribution Date during the term of the Interest Rate Swap Agreement (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Securities Administrator, to the extent the Floating Swap Payment exceeds the corresponding Fixed Rate Payment. Any such Net Swap Payment will be deposited into the Supplemental Interest Trust and will be available for distribution as set forth below.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment (a “Swap Termination Payment”) to the other party (regardless of which party has caused the termination) in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event the Securities Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Securities Administrator in the same amount, which amount will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Senior Certificates and Subordinate Certificates, except for certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, for which payments by the trust to the Securities Administrator will be subordinated to all distributions to the Senior Certificates and Subordinate Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(3)
to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)
to the holders of the class or classes of Senior Certificates and Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause (1) under “Distribution of Monthly Excess Cashflow”;

(5)
to the Senior Certificates and Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall reserve fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of realized losses and Basis Risk Shortfalls.

Interest Rate Cap Agreement— Pursuant to the Interest Rate Cap Agreement, on each Distribution Date during the term of the Interest Rate Cap Agreement the Cap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Cap Payment”) calculated at a rate equal to the product of (a) the excess, if any, of One-Month LIBOR (as determined pursuant to the Interest Rate Cap Agreement and subject to a maximum of 9.50% per annum) over 5.30% per annum, (b) the scheduled cap notional amount set forth in the Interest Rate Cap Agreement for such Distribution Date (the “Scheduled Cap Notional Amount”) and (c) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. The Scheduled Cap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Cap Agreement is set forth in this Free Writing Prospectus in Annex C.

The Trustee will appoint the Securities Administrator to receive for deposit into the Supplemental Interest Trust any amounts received by the Cap Provider pursuant to the Interest Rate Cap Agreement.

•	Any amounts received and deposited into the Supplemental Interest Trust in respect of the Interest Rate Cap Agreement will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest” and clause (1) under “Interest Rate Swap Agreement”;

(2)
to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest” and clause (2) under “Interest Rate Swap Agreement”;

(3)
to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date and after giving effect to distributions made pursuant to clause (3) under “Interest Rate Swap Agreement”;

(4)
to the holders of the class or classes of Senior Certificates and Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause (1) under “Distribution of Monthly Excess Cashflow” and clause (4) under “Interest Rate Swap Agreement”;

(5)
to the Senior Certificates and Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall reserve fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date and after giving effect to distributions made pursuant to clause (5) under “Interest Rate Swap Agreement”; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of realized losses and Basis Risk Shortfalls.

DISTRIBUTIONS

The following terms are given the meanings shown below to help describe the cashflows on the Certificates:

Basis Risk Shortfall — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of: (1) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the lesser of (x) One Month LIBOR plus the applicable certificate margin and (y) the applicable Maximum Interest Rate.

Carryforward Interest — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Current Interest— With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Senior Certificates and Subordinate Certificates, the Current Interest will be reduced by a pro rata portion of any net interest shortfalls to the extent not covered by excess interest.

Group I Excess Interest Amount — With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II Excess Interest Amount — With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Maximum Interest Rate— With respect to any Distribution Date and the related Interest Accrual Period, an annual rate equal to the weighted average of the maximum mortgage rates of the adjustable rate Mortgage Loans and the mortgage rates of the fixed rate Mortgage Loans in the related loan group as stated in the related mortgage notes minus the weighted average expense rate of the Mortgage Loans in the related loan group. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Net Funds Cap— With respect to any Distribution Date and the Senior Certificates and the Subordinate Certificates, a per annum rate equal to  the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the outstanding aggregate stated principal balance of the Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) any Net Swap Payment payable to the Swap Provider on such Distribution Date, and (2) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Mortgage Loans for the immediately preceding Distribution Date and (II) 12. The Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Interest Remittance Amount — With respect to any Distribution Date and each loan group an amount generally equal to (A) the sum, without duplication, of (1) scheduled interest payments (other than payaheads) and advances on the related Mortgage Loans, (2) the interest portion of payaheads with respect to the related Mortgage Loans previously received and intended for application in the related Due Period, (3) the interest portion of all prepayments in full (other than prepayment interest excess payable to the Servicers, if any) and partial prepayments received on the related Mortgage Loans during the related Prepayment Period, (4) all Compensating Interest, (5) the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the related Mortgage Loans, and (6) liquidation proceeds and subsequent recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the related Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (B) amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager, allocated to the respective loan group as provided in the pooling and servicing agreement.

Optimal Interest Remittance Amount — With respect to any Distribution Date, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

Distributions of Interest

The pass-through rates for the Senior Certificates and Subordinate Certificates are described on page 4 of this Free Writing Prospectus. With respect to the Senior Certificates and Subordinate Certificates, One-Month LIBOR shall be determined by the Securities Administrator on the second LIBOR business day preceding the commencement of each Interest Accrual Period except with respect to the first Interest Accrual Period for which the Lead Manager will determine One-Month LIBOR on or about January 29, 2007.

The amount of interest payable on each Distribution Date in respect of each class of Senior Certificates and Subordinate Certificates will equal the sum of (1) Current Interest for such class on such Distribution Date and (2) any Carryforward Interest for such class and such Distribution Date.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall (described above) exists for any class of Senior Certificates and Subordinate Certificates, such class will be entitled to the amount of such Basis Risk Shortfall as described under “Distribution of Monthly Excess Cashflow” below and from available amounts on deposit in the Basis Risk Shortfall reserve fund.

•	On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

(1)
from the Interest Remittance Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee.

(2)
from the Interest Remittance Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans remaining after payments pursuant to clause (1) above, to the Senior Certificates, pro rata based on amounts due, Current Interest and Carryforward Interest for such Distribution Date, provided that:

(a)
the Interest Remittance Amount derived from the Group I Mortgage Loans will be distributed in the following order of priority: (x) first, to the Class I-A-1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; and then (y) concurrently, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, Current Interest and Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount derived from the Group II Mortgage Loans on such Distribution Date; and

(b)
the Interest Remittance Amount derived from the Group II Mortgage Loans will be distributed in the following order of priority: (x) first, concurrently to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class; and then (y) to the Class I-A-1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date, after taking into account the distribution of the Interest Remittance Amount derived from the Group I Mortgage Loans on such Distribution Date;

(3)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) and (2) above, to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(4)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (3) above, to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(5)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (4) above, to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(6)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (5) above, to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(7)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (6) above, to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(8)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (7) above, to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(9)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (8) above, to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(10)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (9) above, to the Class M-8 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(11)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (10) above, to the Class M-9 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(12)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (11) above, to the Class B-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date; and

(13)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (12) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

Principal Remittance Amount — With respect to each Distribution Date and each loan group, the Principal Remittance Amount is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than payaheads), including insurance proceeds, condemnation proceeds, Liquidation Proceeds, subsequent recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; and (iv) the principal portion of payaheads previously received on the Mortgage Loans and intended for application in the related Due Period, less (v) amounts payable or reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or the Credit Risk Manager allocated to the respective loan group as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Overcollateralization Release Amount — With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Group I Allocation Amount — With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group I Allocation Percentage — With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group I Mortgage Loans divided by the Aggregate Loan Balance, in each case as of the first day of the related Due Period.

Group II Allocation Amount — With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II Allocation Percentage — With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group II Mortgage Loans divided by the Aggregate Loan Balance in each case as of the first day of the related Due Period.

Principal Payment Amount - — With respect to any Distribution Date will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Senior Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) approximately 49.40% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-1 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Mezzanine Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 92.90% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-1 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 57.90% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 65.70% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 70.40% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 74.50% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 78.40% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-6 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 81.80% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-7 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 85.00% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-8 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 87.90% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-9 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 90.30% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Distributions of Principal

The Principal Payment Amount will be paid on each Distribution Date as follows:

(1)	On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
i.  from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class I-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)
i.  from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal  Balance of the Class I-A-1 Certificates has been reduced to zero, sequentially, to the Class  II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking  into account payments pursuant to clause 1(B)(ii) above, until the Certificate Principal  Balance of each such class has been reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates have been reduced to zero, to the Class I-A-1 Certificates, after taking into account payments pursuant to clause 1(B)(i) above, until its Certificate Principal Balance has been reduced to zero;

D)	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

E)	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

F)	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

G)	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

H)	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

I)	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

J)	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

K)	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;

L)	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

M)	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero; and

N)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 1(A) through 1(M) above.

(2)
On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
i. from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class I-A-1 Certificates, the Group I  Allocation Amount until its Certificate Principal Balance has been reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, the Group II Allocation Amount until the Certificate Principal Balance of each such class has been reduced to zero;

C)	i. from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal  Balance of the Class I-A-1 Certificates has been reduced to zero, sequentially, to the Class  II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, up to the  Group II Allocation Amount remaining unpaid, after taking into account payments pursuant  to clause 2(B)(ii) above, until the Certificate Principal Balance of each such class has been  reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates have been reduced to zero, to the Class I-A-1 Certificates, up to the Group I Allocation Amount remaining unpaid, after taking into account payments pursuant to clause 2(B)(i) above, until its Certificate Principal Balance has been reduced to zero;

D)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

E)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

F)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

G)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

H)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

I)	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

J)	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

K)	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

L)	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

M)	to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero; and

N)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 2(A) through 2(M) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, distributions to the Group II Certificates will be allocated to each class of Group II Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Distribution of Monthly Excess Cashflow

On each Distribution Date, monthly excess cashflow will be distributed in the following order of priority:

(1)
A)  until the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate Certificates equals the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Senior Certificates and Subordinate Certificates, in the following order of priority:

i.
(a) the Group I Excess Interest Amount in the following order of priority: (x) first, to the Class I-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero, and then (y) sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking into account the distribution of the Group II Excess Interest Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

(b) the Group II Excess Interest Amount in the following order of priority: (x) first, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero, and then (y) to the Class I-A-1 Certificates, after taking into account the distribution of the Group I Excess Interest Amount, until its Certificate Principal Balance has been reduced to zero;

ii.	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

iii.	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

iv.	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

v.	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

vi.	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

vii.	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

viii.	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

ix.	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;

x.	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

xi.	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

B)
on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause 2 under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

(2)	to the Class M-1 Certificates, any deferred amount for such class;

(3)	to the Class M-2 Certificates, any deferred amount for such class;

(4)	to the Class M-3 Certificates, any deferred amount for such class;

(5)	to the Class M-4 Certificates, any deferred amount for such class;

(6)	to the Class M-5 Certificates, any deferred amount for such class;

(7)	to the Class M-6 Certificates, any deferred amount for such class;

(8)	to the Class M-7 Certificates, any deferred amount for such class;

(9)	to the Class M-8 Certificates, any deferred amount for such class;

(10)	to the Class M-9 Certificates, any deferred amount for such class;

(11)	to the Class B-1 Certificates, any deferred amount for such class;

(12)
to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(13)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;

(14)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;

(15)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;

(16)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;

(17)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;

(18)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-6 Certificates, any Basis Risk Shortfall for such class;

(19)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-7 Certificates, any Basis Risk Shortfall for such class;

(20)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-8 Certificates, any Basis Risk Shortfall for such class;

(21)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-9 Certificates, any Basis Risk Shortfall for such class;

(22)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class B-1 Certificates, any Basis Risk Shortfall for such class;

(23)
to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(24)	to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

(25)	to the Residual Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Residual Certificates under this clause (25).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (22) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement, Interest Rate Cap Agreement and Basis Risk Cap Agreement.

ANNEX A

The scheduled notional amount and strike rate for each Distribution Date during the term of the Basis Risk Cap Agreement will be the related notional amount and strike rate set forth below.

Distribution Date	Scheduled Basis Risk Cap Agreement Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)
February 2007	929,940,000	9.366800
March 2007	914,915,093	8.363260
April 2007	898,419,091	7.553940
May 2007	880,509,465	7.805770
June 2007	861,248,262	7.553990
July 2007	840,733,040	7.805830
August 2007 and thereafter	0	N/A

ANNEX B

The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
February 2007	0
March 2007	0
April 2007	0
May 2007	0
June 2007	0
July 2007	0
August 2007	764,873,000
September 2007	732,509,000
October 2007	700,393,000
November 2007	668,762,000
December 2007	637,687,000
January 2008	607,803,000
February 2008	579,204,000
March 2008	551,878,000
April 2008	525,735,000
May 2008	500,787,000
June 2008	476,300,000
July 2008	450,580,000
August 2008	391,038,000
September 2008	299,036,000
October 2008	268,548,000
November 2008	251,231,000
December 2008	166,858,000
January 2009	145,962,000
February 2009	138,133,000
March 2009	131,008,000
April 2009	124,539,000
May 2009	118,931,000
June 2009	113,530,000
July 2009	108,392,000
August 2009	99,781,000
September 2009	89,174,000
October 2009	84,442,000
November 2009	79,642,000
December 2009	73,266,000
January 2010	68,298,000
February 2010	65,693,000
March 2010	63,188,000
April 2010	60,779,000
May 2010	58,463,000
June 2010	56,235,000
July 2010	54,093,000
August 2010	52,032,000
September 2010	50,051,000
October 2010	48,146,000
November 2010	46,313,000
December 2010	44,538,000
January 2011	42,844,000
February 2011	41,214,000
March 2011	39,624,000
April 2011	38,117,000
May 2011	36,668,000
June 2011	35,228,000
July 2011	33,828,000
August 2011	32,539,000
September 2011	31,164,000
October 2011	29,942,000
November 2011	28,769,000
December 2011	27,453,000
January 2012	26,329,000
February 2012 and thereafter	0

ANNEX C

The Scheduled Cap Notional Amount for each Distribution Date during the term of the Interest Rate Cap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
February 2007	0
March 2007	0
April 2007	0
May 2007	0
June 2007	0
July 2007	0
August 2007	0
September 2007	0
October 2007	0
November 2007	0
December 2007	0
January 2008	0
February 2008	0
March 2008	0
April 2008	0
May 2008	0
June 2008	0
July 2008	0
August 2008	31,106,000
September 2008	89,218,000
October 2008	87,543,000
November 2008	75,510,000
December 2008	127,681,000
January 2009	120,257,000
February 2009	106,135,000
March 2009	94,019,000
April 2009	83,217,000
May 2009	88,825,000
June 2009	88,797,000
July 2009	83,907,000
August 2009	83,006,000
September 2009	84,591,000
October 2009	80,765,000
November 2009	77,445,000
December 2009	76,116,000
January 2010	73,772,000
February 2010	69,438,000
March 2010	65,356,000
April 2010	61,513,000
May 2010	57,893,000
June 2010	54,485,000
July 2010	51,275,000
August 2010	48,254,000
September 2010	45,408,000
October 2010	42,728,000
November 2010	40,206,000
December 2010	37,843,000
January 2011	35,605,000
February 2011	33,499,000
March 2011	31,539,000
April 2011	29,671,000
May 2011	27,912,000
June 2011	26,184,000
July 2011	24,464,000
August 2011	22,785,000
September 2011	21,337,000
October 2011	19,873,000
November 2011	18,491,000
December 2011	17,377,000
January 2012	16,188,000
February 2012 and thereafter	0

Weighted Average Life to Call
		60%PPC	80% PPC	100% PPC	120% PPC	140% PPC
II-A-1	WAL	1.55	1.20	1.00	0.85	0.74
	Mod Durn	1.45	1.14	0.95	0.82	0.71
	Principal Window	Feb07 - Mar10	Feb07 - May09	Feb07 - Dec08	Feb07 - Sep08	Feb07 - Jul08
	Principal # Months	38	28	23	20	18
II-A-2	WAL	3.68	2.52	2.00	1.73	1.53
	Mod Durn	3.29	2.33	1.87	1.63	1.45
	Principal Window	Mar10 - May11	May09 - Oct09	Dec08 - Mar09	Sep08 - Nov08	Jul08 - Aug08
	Principal # Months	15	6	4	3	2
II-A-3	WAL	6.78	4.79	2.81	2.10	1.82
	Mod Durn	5.53	4.11	2.55	1.96	1.71
	Principal Window	May11 - Sep17	Oct09 - Nov14	Mar09 - Jan13	Nov08 - Jul09	Aug08 - Feb09
	Principal # Months	77	62	47	9	7
II-A-4	WAL	10.65	7.82	6.07	2.66	2.15
	Mod Durn	7.92	6.26	5.09	2.44	2.00
	Principal Window	Sep17 - Sep17	Nov14 - Nov14	Jan13 - Feb13	Jul09 - Nov09	Feb09 - May09
	Principal # Months	1	1	2	5	4
M-1	WAL	6.93	5.30	5.19	3.95	2.45
	Mod Durn	5.54	4.47	4.44	3.48	2.26
	Principal Window	Apr10 - Sep17	Aug10 - Nov14	Jul11 - Feb13	Nov09 - Nov11	May09 - Sep09
	Principal # Months	90	52	20	25	5
M-2	WAL	6.93	5.24	4.74	4.82	2.79
	Mod Durn	5.54	4.42	4.09	4.17	2.55
	Principal Window	Apr10 - Sep17	Jun10 - Nov14	Jan11 - Feb13	Nov11 - Nov11	Sep09 - Jan10
	Principal # Months	90	54	26	1	5
M-3	WAL	6.93	5.21	4.55	4.68	3.68
	Mod Durn	5.53	4.39	3.94	4.06	3.28
	Principal Window	Apr10 - Sep17	May10 - Nov14	Oct10 - Feb13	Jun11 - Nov11	Jan10 - Dec10
	Principal # Months	90	55	29	6	12
M-4	WAL	6.93	5.19	4.45	4.37	3.90
	Mod Durn	5.52	4.36	3.86	3.81	3.45
	Principal Window	Apr10 - Sep17	May10 - Nov14	Aug10 - Feb13	Feb11 - Nov11	Dec10 - Dec10
	Principal # Months	90	55	31	10	1
M-5	WAL	6.93	5.17	4.38	4.16	3.90
	Mod Durn	5.51	4.35	3.79	3.65	3.45
	Principal Window	Apr10 - Sep17	Apr10 - Nov14	Jul10 - Feb13	Nov10 - Nov11	Dec10 - Dec10
	Principal # Months	90	56	32	13	1
M-6	WAL	6.93	5.17	4.33	4.01	3.90
	Mod Durn	5.50	4.33	3.75	3.53	3.44
	Principal Window	Apr10 - Sep17	Mar10 - Nov14	Jun10 - Feb13	Sep10 - Nov11	Dec10 - Dec10
	Principal # Months	90	57	33	15	1
M-7	WAL	6.93	5.15	4.29	3.91	3.89
	Mod Durn	5.36	4.24	3.66	3.39	3.38
	Principal Window	Apr10 - Sep17	Mar10 - Nov14	May10 - Feb13	Jul10 - Nov11	Nov10 - Dec10
	Principal # Months	90	57	34	17	2
M-8	WAL	6.93	5.15	4.26	3.83	3.74
	Mod Durn	5.18	4.12	3.55	3.26	3.20
	Principal Window	Apr10 - Sep17	Mar10 - Nov14	Apr10 - Feb13	Jun10 - Nov11	Aug10 - Dec10
	Principal # Months	90	57	35	18	5
M-9	WAL	6.93	5.15	4.24	3.77	3.61
	Mod Durn	5.13	4.09	3.51	3.19	3.09
	Principal Window	Apr10 - Sep17	Feb10 - Nov14	Apr10 - Feb13	May10 - Nov11	Jul10 - Dec10
	Principal # Months	90	58	35	19	6

Weighted Average Life to Maturity
		60%PPC	80% PPC	100% PPC	120% PPC	140% PPC
II-A-1	WAL	1.55	1.20	1.00	0.85	0.74
	Mod Durn	1.45	1.14	0.95	0.82	0.71
	Principal Window	Feb07 - Mar10	Feb07 - May09	Feb07 - Dec08	Feb07 - Sep08	Feb07 - Jul08
	Principal # Months	38	28	23	20	18
II-A-2	WAL	3.68	2.52	2.00	1.73	1.53
	Mod Durn	3.29	2.33	1.87	1.63	1.45
	Principal Window	Mar10 - May11	May09 - Oct09	Dec08 - Mar09	Sep08 - Nov08	Jul08 - Aug08
	Principal # Months	15	6	4	3	2
II-A-3	WAL	6.78	4.79	2.81	2.10	1.82
	Mod Durn	5.53	4.11	2.55	1.96	1.71
	Principal Window	May11 - Oct17	Oct09 - Nov14	Mar09 - Jan13	Nov08 - Jul09	Aug08 - Feb09
	Principal # Months	78	62	47	9	7
II-A-4	WAL	14.77	10.91	8.43	2.66	2.15
	Mod Durn	9.79	7.96	6.57	2.44	2.00
	Principal Window	Oct17 - May30	Nov14 - Aug24	Jan13 - Oct20	Jul09 - Nov09	Feb09 - May09
	Principal # Months	152	118	94	5	4
M-1	WAL	7.73	5.91	5.67	6.02	2.45
	Mod Durn	5.91	4.81	4.74	4.86	2.26
	Principal Window	Apr10 - Dec27	Aug10 - Oct22	Jul11 - Jun19	Nov09 - Aug18	May09 - Sep09
	Principal # Months	213	147	96	106	5
M-2	WAL	7.71	5.83	5.20	5.96	2.79
	Mod Durn	5.90	4.75	4.39	4.98	2.55
	Principal Window	Apr10 - Feb27	Jun10 - Feb22	Jan11 - Nov18	Jan12 - Aug16	Sep09 - Jan10
	Principal # Months	203	141	95	56	5
M-3	WAL	7.69	5.78	4.99	5.06	6.54
	Mod Durn	5.88	4.71	4.22	4.32	5.30
	Principal Window	Apr10 - Apr26	May10 - Jun21	Oct10 - Apr18	Jun11 - Feb16	Jan10 - Aug16
	Principal # Months	193	134	91	57	80
M-4	WAL	7.67	5.75	4.88	4.72	5.75
	Mod Durn	5.86	4.68	4.13	4.06	4.83
	Principal Window	Apr10 - Aug25	May10 - Dec20	Aug10 - Dec17	Feb11 - Oct15	Feb12 - Mar14
	Principal # Months	185	128	89	57	26
M-5	WAL	7.64	5.71	4.79	4.50	4.91
	Mod Durn	5.84	4.65	4.06	3.88	4.21
	Principal Window	Apr10 - Dec24	Apr10 - Jun20	Jul10 - Jul17	Nov10 - Jun15	Jul11 - Dec13
	Principal # Months	177	123	85	56	30
M-6	WAL	7.60	5.68	4.72	4.34	4.46
	Mod Durn	5.81	4.62	4.00	3.75	3.87
	Principal Window	Apr10 - Mar24	Mar10 - Nov19	Jun10 - Jan17	Sep10 - Feb15	Feb11 - Aug13
	Principal # Months	168	117	80	54	31
M-7	WAL	7.56	5.63	4.66	4.21	4.18
	Mod Durn	5.64	4.50	3.88	3.60	3.60
	Principal Window	Apr10 - Jun23	Mar10 - Apr19	May10 - Jul16	Jul10 - Sep14	Nov10 - Apr13
	Principal # Months	159	110	75	51	30
M-8	WAL	7.50	5.58	4.59	4.10	3.97
	Mod Durn	5.41	4.34	3.74	3.44	3.36
	Principal Window	Apr10 - Aug22	Mar10 - Aug18	Apr10 - Jan16	Jun10 - Apr14	Aug10 - Dec12
	Principal # Months	149	102	70	47	29
M-9	WAL	7.42	5.51	4.52	4.00	3.81
	Mod Durn	5.32	4.27	3.67	3.35	3.22
	Principal Window	Apr10 - Aug21	Feb10 - Nov17	Apr10 - Jun15	May10 - Oct13	Jul10 - Jul12
	Principal # Months	137	94	63	42	25

Available Funds Cap Schedule
Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)	Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)
1	02/25/07	9.37	9.37	38	03/25/10	10.86	16.39
2	03/25/07	8.36	10.50	39	04/25/10	9.87	15.27
3	04/25/07	7.55	10.50	40	05/25/10	10.20	15.55
4	05/25/07	7.81	10.50	41	06/25/10	9.87	15.29
5	06/25/07	7.55	10.50	42	07/25/10	10.20	15.60
6	07/25/07	7.81	10.50	43	08/25/10	9.86	15.25
7	08/25/07	7.55	21.44	44	09/25/10	9.86	15.29
8	09/25/07	7.55	21.22	45	10/25/10	10.18	15.57
9	10/25/07	7.81	21.10	46	11/25/10	9.85	15.19
10	11/25/07	7.56	20.77	47	12/25/10	10.18	15.53
11	12/25/07	7.81	20.65	48	01/25/11	9.85	15.16
12	01/25/08	7.56	20.32	49	02/25/11	9.84	15.13
13	02/25/08	7.57	20.09	50	03/25/11	10.82	16.20
14	03/25/08	7.96	20.10	51	04/25/11	9.83	15.06
15	04/25/08	7.57	19.65	52	05/25/11	10.15	15.35
16	05/25/08	7.82	19.55	53	06/25/11	9.82	14.97
17	06/25/08	7.61	19.25	54	07/25/11	10.14	15.26
18	07/25/08	8.04	19.29	55	08/25/11	9.81	14.86
19	08/25/08	8.01	18.50	56	09/25/11	9.81	14.81
20	09/25/08	8.43	17.33	57	10/25/11	10.14	15.09
21	10/25/08	8.80	17.16	58	11/25/11	9.81	14.70
22	11/25/08	8.52	16.75	59	12/25/11	10.14	15.03
23	12/25/08	9.37	15.79	60	01/25/12	9.82	14.64
24	01/25/09	9.17	15.27	61	02/25/12	9.81	11.24
25	02/25/09	9.24	15.23	62	03/25/12	10.48	12.00
26	03/25/09	10.22	16.10	63	04/25/12	9.80	11.21
27	04/25/09	9.36	15.19	64	05/25/12	10.12	11.57
28	05/25/09	9.67	15.51	65	06/25/12	9.79	11.19
29	06/25/09	9.46	15.37	66	07/25/12	10.11	11.55
30	07/25/09	9.79	15.65	67	08/25/12	9.78	11.17
31	08/25/09	9.54	15.35	68	09/25/12	9.77	11.16
32	09/25/09	9.66	15.34	69	10/25/12	10.09	11.52
33	10/25/09	10.00	15.59	70	11/25/12	9.76	11.14
34	11/25/09	9.70	15.23	71	12/25/12	10.08	11.51
35	12/25/09	10.13	15.61	72	01/25/13	9.74	11.13
36	01/25/10	9.84	15.30	73	02/25/13	9.74	11.12
37	02/25/10	9.86	15.36
* Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain constant at 5.320%, 5.391% and 5.404%, respectively, and run at the pricing speed to call.
** Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR instantaneously increased to a rate of 20.00% in the second period, payments are received from the Interest Rate Swap Agreement and run at pricing speed to call.

(1) Calculation is based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Breakeven Losses
Loss Severity	30%		40%		50%
	CDR	Collateral Loss	CDR	Collateral Loss	CDR	Collateral Loss
M-1	63.92%	22.93%	39.98%	24.08%	28.92%	24.82%
M-2	47.24%	19.77%	31.02%	20.74%	23.03%	21.38%
M-3	39.14%	17.85%	26.39%	18.72%	19.87%	19.29%
M-4	33.03%	16.16%	22.74%	16.95%	17.31%	17.46%
M-5	27.90%	14.56%	19.56%	15.26%	15.04%	15.72%
M-6	23.83%	13.13%	16.95%	13.75%	13.14%	14.16%
M-7	20.20%	11.71%	14.54%	12.25%	11.35%	12.60%
M-8	17.10%	10.38%	12.44%	10.85%	9.77%	11.14%
M-9	14.83%	9.33%	10.89%	9.75%	8.59%	10.01%

Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments
7) Principal and interest advances made.

Excess Spread Table
Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Forward 1yr LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*	Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Forward 1yr LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*
1	5.320	5.391	5.404	3.32	3.32	39	4.976	5.054	5.139	4.59	4.63
2	5.346	5.384	5.387	2.78	2.76	40	4.987	5.063	5.147	4.78	4.80
3	5.342	5.368	5.364	2.25	2.23	41	4.997	5.071	5.155	4.66	4.70
4	5.336	5.349	5.339	2.43	2.41	42	5.007	5.078	5.162	4.82	4.84
5	5.331	5.326	5.312	2.25	2.24	43	5.016	5.083	5.170	4.67	4.70
6	5.309	5.300	5.283	2.43	2.44	44	5.023	5.088	5.178	4.67	4.70
7	5.277	5.273	5.253	2.43	2.43	45	5.029	5.093	5.185	4.81	4.83
8	5.254	5.246	5.225	2.43	2.43	46	5.034	5.099	5.192	4.67	4.69
9	5.229	5.218	5.197	2.45	2.46	47	5.036	5.107	5.200	4.82	4.84
10	5.203	5.189	5.169	2.43	2.44	48	5.037	5.115	5.207	4.67	4.70
11	5.176	5.159	5.144	2.46	2.47	49	5.043	5.125	5.214	4.66	4.70
12	5.150	5.128	5.120	2.43	2.45	50	5.055	5.135	5.221	5.09	5.10
13	5.121	5.098	5.100	2.43	2.46	51	5.066	5.144	5.227	4.65	4.68
14	5.089	5.068	5.082	2.51	2.54	52	5.077	5.152	5.233	4.79	4.81
15	5.057	5.042	5.067	2.43	2.48	53	5.086	5.159	5.238	4.64	4.67
16	5.026	5.018	5.056	2.48	2.53	54	5.095	5.164	5.243	4.79	4.80
17	4.997	4.998	5.047	2.47	2.54	55	5.102	5.168	5.248	4.64	4.66
18	4.972	4.983	5.042	2.69	2.76	56	5.108	5.171	5.252	4.64	4.66
19	4.949	4.973	5.039	2.88	2.97	57	5.113	5.174	5.256	4.78	4.80
20	4.931	4.968	5.038	3.28	3.43	58	5.116	5.177	5.261	4.63	4.65
21	4.918	4.966	5.039	3.46	3.62	59	5.118	5.181	5.265	4.79	4.81
22	4.910	4.967	5.041	3.38	3.55	60	5.118	5.186	5.269	4.65	4.68
23	4.908	4.971	5.044	4.04	4.25	61	5.120	5.191	5.274	4.60	4.67
24	4.913	4.975	5.048	4.03	4.24	62	5.126	5.196	5.279	4.96	5.01
25	4.919	4.978	5.050	4.11	4.29	63	5.132	5.202	5.284	4.59	4.66
26	4.922	4.982	5.053	4.58	4.69	64	5.138	5.207	5.288	4.77	4.82
27	4.925	4.985	5.057	4.24	4.36	65	5.143	5.212	5.293	4.59	4.65
28	4.928	4.989	5.061	4.37	4.48	66	5.149	5.216	5.297	4.76	4.81
29	4.932	4.992	5.067	4.35	4.42	67	5.153	5.220	5.302	4.57	4.63
30	4.936	4.994	5.072	4.49	4.55	68	5.158	5.223	5.306	4.57	4.62
31	4.939	4.996	5.079	4.44	4.51	69	5.162	5.227	5.310	4.74	4.79
32	4.942	4.998	5.085	4.56	4.63	70	5.165	5.231	5.314	4.55	4.60
33	4.945	5.002	5.092	4.72	4.77	71	5.169	5.236	5.318	4.72	4.77
34	4.946	5.007	5.100	4.62	4.68	72	5.171	5.240	5.322	4.54	4.59
35	4.947	5.014	5.107	4.86	4.90	73	5.175	5.245	5.326	4.53	4.58
36	4.946	5.023	5.115	4.78	4.83
37	4.952	5.033	5.123	4.80	4.84
38	4.964	5.044	5.131	5.07	5.08

(1) Does not take into consideration Net Swap Payments paid to the Swap Provider.
(2) Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain constant at 5.320%, 5.391% and 5.404%, respectively, and run at the pricing speed to call.
* Run to call.

Summary of Group I Mortgage Loans

Number of Mortgage Loans:	3,111	Fixed Non-Balloon Loans:	15.77%
Aggregate Principal Balance:	$500,432,614	Purpose:
Average Principal Balance:	$160,859	Purchase:	25.59%
Low Principal Balance:	$14,817	Refinance - Cashout:	68.14%
High Principal Balance:	$687,973	Refinance - Rate/Term:	6.27%
W.A. Coupon:	8.314%
Low Coupon:	6.227%	Property Type:
High Coupon:	14.625%	Single Family Residence:	78.17%
W.A. Stated Remaining Term:	354 months	PUD:	9.80%
Low Stated Remaining Term:	114 months	2-4 Family:	6.19%
High Stated Remaining Term:	359 months	Condo:	4.72%
W.A. Seasoning:	4 months	Townhouse:	1.11%
Latest Maturity Date:	December 1, 2036
State Concentration (>5%):		Occupancy Status:
California:	19.48%	Owner-Occupied:	90.96%
Florida:	12.55%	Investment:	7.46%
Arizona:	5.14%	Second Home:	1.58%

Interest Only Mortgage Loans:	7.31%	Documentation:
		Full/Alt:	63.96%
W.A. Interest Only Period(1):	64 Months	Verified Income/Stated Assets:	0.80%
W.A. Original LTV:	81.83%	Stated Income/Verified Assets:	20.39%
Low LTV:	17.24%	Stated/Stated Documentation:	13.98%
High LTV:	100.00%	No Ratio:	0.38%
		No Documentation:	0.50%
W.A. CLTV:	86.69%	Loans with Prepayment Penalties:	78.00%
Low CLTV:	17.24%	Weighted Average Prepayment Penalty Term(3):	27 months
High CLTV:	100.00%	ARM Loans:
W.A. FICO Score (2):	620	Weighted Average Margin:	6.407%
Index Type:		Weighted Average Max. Rate:	14.428%
6 month Libor:	69.26%	Weighted Average Min. Rate:	8.077%
1 year LIBOR:	6.51%	Weighted Average Life Cap:	6.154%
Fixed:	24.23%	Weighted Average First Periodic Cap:	2.789%
First Liens:	98.22%	Weighted Average Periodic Cap	1.063%
Second Liens:	1.78%
(1) For the Group I Mortgage Loans with Interest Only Periods.
(2) For the Group I Mortgage Loans that were scored.
(3) For the Group I Mortgage Loans with Prepayment Penalties.

Product Type of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Product Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Balloon 15/30	40	$2,056,743	0.41%	10.764%	637	91.07%	174	38.53%
Balloon 30/40	200	20,249,789	4.05	8.772	638	83.29	355	62.34
Balloon 30/40-IO	1	330,000	0.07	8.250	591	75.00	356	0.00
Balloon 30/45	72	10,266,176	2.05	8.044	623	82.04	358	94.00
Balloon 30/50	58	9,478,650	1.89	8.106	621	79.31	358	76.70
Fixed 10yr	1	100,818	0.02	9.640	586	79.99	114	0.00
Fixed 15yr	17	1,672,352	0.33	8.270	617	67.71	177	65.21
Fixed 20yr	3	368,637	0.07	8.596	556	85.26	237	100.00
Fixed 25yr	1	203,112	0.04	7.850	730	100.00	296	100.00
Fixed 30yr	597	71,906,911	14.37	8.407	628	80.99	355	65.43
Fixed 30yr - IO	22	4,644,204	0.93	8.015	647	76.20	355	40.13
ARM 2yr/6mo	643	101,267,860	20.24	8.700	605	81.92	355	55.53
ARM 2yr/6mo - IO	106	25,584,504	5.11	7.803	649	82.01	355	62.61
ARM 2yr/6mo - 40yr Amterm	349	77,409,046	15.47	8.258	615	82.54	355	55.38
ARM 2yr/6mo - 45yr Amterm	69	11,977,402	2.39	8.338	619	85.70	358	62.47
ARM 2yr/6mo - 50yr Amterm	302	58,313,757	11.65	7.816	616	80.96	358	76.76
ARM 2yr/1yr - 40yr Amterm	8	1,473,197	0.29	8.232	594	80.07	359	94.91
ARM 2yr/1yr - 45yr Amterm	112	20,318,871	4.06	7.911	628	78.64	358	61.89
ARM 3yr/6mo	231	31,952,012	6.38	8.607	620	82.09	355	72.73
ARM 3yr/6mo - IO	30	5,713,555	1.14	8.351	631	80.52	354	61.49
ARM 3yr/6mo - 40yr Amterm	62	14,073,148	2.81	8.184	628	83.71	354	54.29
ARM 3yr/6mo - 45yr Amterm	50	9,574,955	1.91	8.655	610	89.87	357	69.38
ARM 3yr/6mo - 50yr Amterm	46	7,647,693	1.53	7.928	609	83.13	359	83.95
ARM 3yr/1yr - 40yr Amterm	3	396,354	0.08	8.202	620	77.57	359	68.85
ARM 3yr/1yr - 45yr Amterm	52	8,498,259	1.70	7.787	636	78.48	358	69.36
ARN 3yr/1yr - 50yr Amterm	10	1,149,585	0.23	7.905	611	77.47	358	80.62
ARM 4yr/6mo	1	191,767	0.04	8.500	681	80.00	358	0.00
ARM 5yr/6mo	4	473,323	0.09	7.859	615	84.91	358	100.00
ARM 5yr/6mo - IO	2	307,200	0.06	7.041	699	79.79	358	100.00
ARM 5yr/6mo - 45yr Amterm	7	1,074,670	0.21	8.177	630	86.50	359	90.03
ARM 5yr/6mo - 50yr Amterm	7	1,027,011	0.21	7.363	662	82.33	359	82.96
ARM 5yr/1yr - 45 Amterm	3	483,907	0.10	7.219	692	80.75	357	85.08
ARM 5yr/1yr - 50 Amterm	2	247,145	0.05	6.500	671	80.00	359	100.00
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Lien of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Lien	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1	2,865	$491,517,929	98.22%	8.254%	620	81.51%	355	63.94%
2	246	8,914,685	1.78	11.582	646	99.59	330	64.67
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Principal Balances at Origination of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Original	Original	Average	Weighted	Average	Remaining	Full/Alt
Principal Balance	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
at Origination ($)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1 - 50,000	218	$6,897,627	1.38%	11.370%	645	96.38%	331	66.01%
50,001 - 100,000	696	53,997,845	10.77	8.785	617	82.81	352	78.96
100,001 - 150,000	751	94,575,908	18.86	8.240	622	81.97	355	71.73
150,001 - 200,000	575	100,253,741	19.99	8.162	623	81.15	356	69.14
200,001 - 250,000	379	84,861,121	16.92	8.275	615	81.43	355	62.75
250,001 - 300,000	189	51,485,767	10.27	8.270	618	82.04	356	52.06
300,001 - 350,000	145	47,249,252	9.42	8.258	617	81.65	355	48.37
350,001 - 400,000	119	44,639,089	8.90	8.030	624	81.03	355	50.14
400,001 - 450,000	27	11,218,300	2.24	7.995	602	78.69	356	66.48
450,001 - 500,000	7	3,269,560	0.65	7.913	651	80.14	355	70.94
500,001 - 550,000	1	526,500	0.10	8.840	670	90.00	354	0.00
550,001 - 600,000	3	1,767,500	0.35	9.248	643	81.54	296	33.98
650,001 - 700,000	1	689,130	0.14	7.490	681	90.00	355	100.00
Total/Weighted Average:	3,111	$501,431,340	100.00%	8.314%	620	81.83%	354	63.96%

Remaining Principal Balance of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Remaining Principal	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Balance ($)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1 - 50,000	219	$6,930,608	1.38%	11.358%	644	96.40%	331	66.21%
50,001 - 100,000	697	53,996,325	10.79	8.783	617	82.80	352	79.00
100,001 - 150,000	752	94,594,239	18.90	8.244	622	82.01	355	71.82
150,001 - 200,000	572	99,621,232	19.91	8.158	624	81.11	356	69.01
200,001 - 250,000	380	84,965,903	16.98	8.272	615	81.44	355	62.86
250,001 - 300,000	188	51,152,070	10.22	8.275	618	82.02	356	51.82
300,001 - 350,000	145	47,162,926	9.42	8.258	617	81.65	355	48.37
350,001 - 400,000	120	44,967,487	8.99	8.043	623	80.93	355	49.70
400,001 - 450,000	26	10,805,820	2.16	7.942	603	79.01	356	68.94
450,001 - 500,000	7	3,258,569	0.65	7.913	651	80.14	355	70.94
500,001 - 550,000	1	524,683	0.10	8.840	670	90.00	354	0.00
550,001 - 600,000	3	1,764,779	0.35	9.248	643	81.54	296	33.98
650,001 - 700,000	1	687,973	0.14	7.490	681	90.00	355	100.00
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Original Terms of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Original Term (months)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
120	1	$100,818	0.02%	9.640%	586	79.99%	114	0.00%
180	57	3,729,095	0.75	9.646	628	80.60	175	50.50
240	3	368,637	0.07	8.596	556	85.26	237	100.00
300	1	203,112	0.04	7.850	730	100.00	296	100.00
360	3,049	496,030,952	99.12	8.303	620	81.83	356	64.03
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Remaining Terms of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Remaining Term (months)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
60 - 119	1	$100,818	0.02%	9.640%	586	79.99%	114	0.00%
120 - 179	57	3,729,095	0.75	9.646	628	80.60	175	50.50
180 - 239	3	368,637	0.07	8.596	556	85.26	237	100.00
240 - 299	1	203,112	0.04	7.850	730	100.00	296	100.00
300 - 359	3,049	496,030,952	99.12	8.303	620	81.83	356	64.03
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Original Loan-to-Value Ratio of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Original	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
<= 50.00	81	$11,578,745	2.31%	7.905%	600	41.13%	349	50.23%
50.01 - 55.00	43	7,414,828	1.48	7.908	602	52.72	347	64.22
55.01 - 60.00	50	8,447,620	1.69	7.940	597	57.69	352	42.95
60.01 - 65.00	71	13,164,537	2.63	8.137	587	63.45	355	50.78
65.01 - 70.00	131	23,972,619	4.79	8.311	591	68.55	355	54.44
70.01 - 75.00	206	35,936,809	7.18	8.345	593	74.03	355	54.20
75.01 - 80.00	1,060	182,844,202	36.54	7.875	632	79.67	355	61.31
80.01 - 85.00	300	54,525,744	10.90	8.562	594	84.50	355	62.27
85.01 - 90.00	408	74,736,230	14.93	8.697	622	89.64	355	63.89
90.01 - 95.00	224	36,092,056	7.21	8.594	618	94.70	355	80.87
95.01 - 100.00	537	51,719,223	10.33	9.091	657	99.89	351	84.38
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Combined Original Loan-to-Value Ratio of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Combined Original	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
<= 50.00	80	$11,186,712	2.24%	7.924%	599	40.93%	349	51.99%
50.01 - 55.00	42	7,039,960	1.41	7.950	602	52.67	346	62.32
55.01 - 60.00	50	8,447,620	1.69	7.940	597	57.69	352	42.95
60.01 - 65.00	71	13,164,537	2.63	8.137	587	63.45	355	50.78
65.01 - 70.00	124	22,989,462	4.59	8.290	590	68.27	355	57.92
70.01 - 75.00	174	32,518,940	6.50	8.400	586	73.96	355	54.12
75.01 - 80.00	360	66,412,473	13.27	8.437	595	78.94	353	53.10
80.01 - 85.00	292	53,157,633	10.62	8.544	593	84.42	355	61.78
85.01 - 90.00	403	74,821,944	14.95	8.621	623	89.22	355	65.16
90.01 - 95.00	278	48,023,652	9.60	8.398	626	90.86	355	73.24
95.01 - 100.00	1,237	162,669,681	32.51	8.084	653	86.40	355	71.68
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Mortgage Rate of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Mortgage Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
6.000 - 6.499	15	$2,736,606	0.55%	6.371%	665	77.78%	357	94.76%
6.500 - 6.999	266	54,835,863	10.96	6.809	656	75.92	356	87.52
7.000 - 7.499	308	57,888,104	11.57	7.244	637	77.43	356	78.55
7.500 - 7.999	555	94,457,129	18.88	7.758	633	80.55	355	67.07
8.000 - 8.499	465	78,583,069	15.70	8.228	625	83.72	354	62.98
8.500 - 8.999	612	103,732,664	20.73	8.739	606	83.50	355	56.89
9.000 - 9.499	279	42,294,714	8.45	9.225	596	85.09	355	52.09
9.500 - 9.999	251	39,051,953	7.80	9.725	586	84.68	354	43.46
10.000 - 10.499	88	10,262,235	2.05	10.239	570	83.66	353	47.14
10.500 - 10.999	75	7,090,640	1.42	10.688	598	85.00	352	47.41
11.000 - 11.499	50	2,774,925	0.55	11.189	604	89.50	341	44.36
11.500 - 11.999	45	2,341,992	0.47	11.792	603	91.05	340	32.26
12.000 - 12.499	42	2,075,101	0.41	12.224	605	89.98	331	57.10
12.500 - 12.999	48	1,906,047	0.38	12.695	616	97.87	342	80.93
13.000 - 13.499	8	276,132	0.06	13.148	596	99.73	244	68.14
13.500 - 13.999	2	60,919	0.01	13.558	638	100.00	174	0.00
14.000 - 14.499	1	35,653	0.01	14.025	632	100.00	173	100.00
14.500 - 14.999	1	28,867	0.01	14.625	530	100.00	173	0.00
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

FICO Score at Origination of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
FICO Score	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
at Origination	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Not Available	3	$428,715	0.09%	9.118%	N/A	87.46%	356	51.11%
500	7	1,310,378	0.26	9.660	500	76.15	356	58.92
501 - 520	101	18,002,448	3.60	9.545	511	74.54	355	61.07
521 - 540	132	22,410,690	4.48	9.011	532	77.81	354	63.51
541 - 560	177	30,529,205	6.10	8.907	552	78.00	355	64.51
561 - 580	318	53,703,971	10.73	8.551	571	78.86	354	67.39
581 - 600	326	55,046,376	11.00	8.496	591	81.86	355	72.05
601 - 620	353	57,472,685	11.48	8.354	610	82.84	355	69.01
621 - 640	551	81,720,233	16.33	8.075	630	82.34	353	72.41
641 - 660	457	69,933,909	13.97	8.069	649	83.08	356	58.99
661 - 680	313	47,487,620	9.49	7.941	670	83.27	354	53.20
681 - 700	148	24,773,385	4.95	7.821	689	84.47	356	51.89
701 - 720	95	16,407,645	3.28	7.828	709	86.67	355	49.99
721 - 740	66	11,346,426	2.27	7.768	731	85.23	350	61.26
741 - 760	34	4,658,731	0.93	8.024	750	89.89	356	62.18
761 - 780	17	2,955,091	0.59	8.265	770	91.37	353	53.21
781 - 800	11	1,901,283	0.38	7.987	788	78.26	355	6.40
801 >=	2	343,822	0.07	7.752	807	90.09	355	100.00
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Documentation Type of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Documentation Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Full/Alt	2,122	$320,058,875	63.96%	8.118%	617	83.29%	355	100.00%
Verified Income/Stated Assets	26	3,993,345	0.80	7.729	652	76.93	347	0.00
Stated Income/Verified Assets	605	102,035,012	20.39	8.584	638	79.12	354	0.00
Stated/Stated Documentation	341	69,956,337	13.98	8.849	607	79.93	353	0.00
No Ratio	7	1,888,119	0.38	8.364	662	84.03	355	0.00
No Documentation	10	2,500,926	0.50	8.240	637	65.15	312	0.00
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Occupancy Status of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Occupancy Status	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Owner-Occupied	2,833	$455,205,402	90.96%	8.273%	618	81.86%	355	66.24%
Investor	235	37,323,673	7.46	8.726	647	80.67	352	42.13
2nd Home	43	7,903,538	1.58	8.692	623	85.63	351	35.29
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Loan Purpose of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Purpose	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Purchase	1,082	$128,045,981	25.59%	8.339%	646	86.61%	355	68.68%
Refinance - Cash Out	1,802	340,999,704	68.14	8.305	611	79.99	354	60.96
Refinance - Rate/Term	227	31,386,929	6.27	8.300	620	82.31	353	77.22
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Property Type of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Property Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Single Family	2,525	$391,196,410	78.17%	8.311%	618	81.82%	355	65.91%
PUD	267	49,065,787	9.80	8.292	622	82.30	355	57.77
2-4 Family	143	30,991,662	6.19	8.456	634	80.67	351	51.25
Condo	147	23,608,859	4.72	8.265	628	82.63	356	65.16
Townhouse	29	5,569,895	1.11	8.098	651	81.59	350	47.17
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Geographic Distribution of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Location	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
California	372	$97,497,309	19.48%	8.055%	615	77.10%	354	49.59%
Florida	356	62,782,375	12.55	8.412	614	78.77	354	48.27
Arizona	141	25,732,422	5.14	8.140	629	81.35	355	60.07
Washington	141	24,427,605	4.88	8.095	622	81.56	356	74.04
Illinois	132	22,073,074	4.41	8.593	627	84.25	356	51.56
Oregon	121	20,473,871	4.09	7.997	623	80.72	357	78.75
Ohio	186	20,233,673	4.04	8.480	617	89.08	357	87.06
Colorado	122	18,110,158	3.62	7.977	635	83.46	356	79.54
Pennsylvania	129	13,922,857	2.78	8.583	623	83.70	351	74.80
Michigan	119	12,189,563	2.44	8.945	620	84.77	353	69.32
Georgia	87	11,910,834	2.38	8.463	617	86.60	356	75.86
Virginia	66	11,732,804	2.34	8.408	631	87.04	353	68.29
Utah	77	11,657,593	2.33	8.244	621	83.55	356	75.87
Maryland	54	10,651,695	2.13	8.467	618	81.53	351	58.10
Nevada	48	10,567,429	2.11	7.832	628	80.66	356	66.66
New Jersey	45	9,586,897	1.92	9.061	595	80.25	354	50.08
Missouri	92	9,313,447	1.86	8.805	609	86.38	356	81.90
Idaho	74	9,185,467	1.84	8.243	617	80.48	355	65.42
Tennessee	79	8,666,005	1.73	8.087	638	87.36	357	89.21
Minnesota	49	8,138,136	1.63	8.273	623	85.12	354	78.01
North Carolina	71	8,036,937	1.61	8.439	641	87.36	355	83.18
Texas	72	7,712,122	1.54	8.950	619	84.92	343	56.52
Massachusetts	32	7,712,100	1.54	8.236	636	83.67	354	59.67
New Mexico	36	5,787,303	1.16	8.394	621	83.37	356	69.44
Wisconsin	51	5,614,816	1.12	8.688	613	87.72	357	89.49
Connecticut	19	3,993,823	0.80	8.302	592	82.01	355	56.07
Hawaii	13	3,904,105	0.78	7.390	624	66.88	354	51.52
Indiana	35	3,884,176	0.78	8.654	617	89.82	352	87.30
Kansas	37	3,854,468	0.77	8.496	617	86.49	355	85.20
New York	19	3,666,775	0.73	8.551	626	79.89	349	48.62
Alabama	25	2,929,724	0.59	8.973	622	85.64	352	66.05
Oklahoma	26	2,742,675	0.55	8.530	639	87.85	349	86.92
South Carolina	26	2,669,873	0.53	8.993	612	90.13	355	76.35
Louisiana	21	2,654,755	0.53	8.801	611	88.45	354	73.51
Kentucky	25	2,623,005	0.52	8.636	610	88.65	358	88.38
Arkansas	29	2,405,594	0.48	8.173	657	82.05	358	78.24
Wyoming	14	1,677,015	0.34	8.185	618	80.66	357	82.93
Delaware	8	1,589,602	0.32	7.274	669	80.85	354	59.19
Mississippi	15	1,553,359	0.31	8.445	637	91.04	357	81.79
Rhode Island	6	1,549,543	0.31	8.342	612	77.66	356	60.16
Iowa	16	1,479,925	0.30	9.059	618	89.81	357	82.46
Nebraska	11	1,087,330	0.22	8.608	608	88.64	358	100.00
Montana	5	859,141	0.17	8.476	609	76.67	357	35.57
District of Columbia	3	842,601	0.17	7.949	596	58.66	353	41.54
Continued on the next page

Geographic Distribution of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Location	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
West Virginia	2	$217,071	0.04%	8.334%	563	71.86%	353	40.40%
Maine	2	213,901	0.04	8.030	596	75.09	359	100.00
Vermont	1	188,285	0.04	9.825	703	100.00	352	0.00
Alaska	1	129,376	0.03	7.990	519	65.00	353	100.00
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Original Prepayment Penalty Term of the Group I Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Original Prepayment	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Penalty Term (mos.)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
No Prepayment Penalty	788	$110,106,592	22.00%	8.793%	620	84.17%	353	63.02%
6	23	2,718,067	0.54	8.084	615	85.63	358	92.77
12	124	25,655,457	5.13	8.271	625	78.54	356	54.79
24	1,217	219,503,031	43.86	8.213	615	81.75	356	63.10
30	1	242,041	0.05	7.250	707	90.00	355	100.00
36	958	142,207,426	28.42	8.113	627	80.65	353	67.05
Total/Weighted Average:	3,111	$500,432,614	100.00%	8.314%	620	81.83%	354	63.96%

Margin of the Group I Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Margin (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
3.000 - 3.499	1	$60,839	0.02%	8.250%	569	85.00%	351	100.00%
3.500 - 3.999	1	211,426	0.06	7.650	666	71.00	351	0.00
4.000 - 4.499	6	969,247	0.26	7.309	624	75.78	354	31.71
4.500 - 4.999	19	4,160,743	1.10	7.419	648	84.32	354	66.61
5.000 - 5.499	46	9,415,827	2.48	8.009	640	83.91	354	65.13
5.500 - 5.999	227	41,505,732	10.95	8.225	614	78.46	355	63.17
6.000 - 6.499	960	169,048,706	44.59	7.969	623	81.68	357	70.64
6.500 - 6.999	570	105,170,034	27.74	8.549	611	83.46	355	57.09
7.000 - 7.499	107	20,740,427	5.47	8.656	608	81.89	355	52.59
7.500 - 7.999	126	21,965,162	5.79	9.031	613	83.22	354	46.21
8.000 - 8.499	16	3,168,262	0.84	9.162	586	85.98	354	66.90
8.500 - 8.999	14	2,209,060	0.58	9.611	578	86.25	354	37.17
9.000 - 9.499	3	221,827	0.06	10.280	588	88.79	351	67.67
10.500 - 10.999	2	179,315	0.05	11.630	517	72.98	355	29.84
11.500 - 11.999	1	128,617	0.03	12.970	500	70.00	354	0.00
Total/Weighted Average:	2,099	$379,155,222	100.00%	8.274%	617	82.04%	356	63.07%

Minimum Rate of the Group I Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Minimum Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
3.500 - 3.999	1	$211,426	0.06%	7.650%	666	71.00%	351	0.00%
4.500 - 4.999	5	863,184	0.23	7.446	593	79.26	350	87.78
5.000 - 5.499	10	2,073,665	0.55	7.714	591	74.10	352	81.08
5.500 - 5.999	34	6,477,314	1.71	8.460	630	79.43	352	38.23
6.000 - 6.499	62	10,372,734	2.74	8.253	626	82.55	354	74.90
6.500 - 6.999	235	48,048,175	12.67	7.062	646	77.56	357	85.87
7.000 - 7.499	227	43,503,112	11.47	7.388	631	78.85	356	78.47
7.500 - 7.999	394	69,322,664	18.28	7.832	629	81.25	356	64.23
8.000 - 8.499	336	60,044,233	15.84	8.235	623	84.79	356	62.57
8.500 - 8.999	376	69,101,332	18.23	8.754	604	84.14	356	56.32
9.000 - 9.499	181	29,977,062	7.91	9.238	596	85.24	355	47.31
9.500 - 9.999	147	26,173,395	6.90	9.724	583	84.66	356	41.70
10.000 - 10.499	45	6,928,972	1.83	10.233	551	80.28	355	37.83
10.500 - 10.999	26	3,363,927	0.89	10.738	567	77.39	355	51.99
11.000 - 11.499	11	1,476,303	0.39	11.181	572	83.20	354	21.11
11.500 - 11.999	6	718,131	0.19	12.042	526	77.00	355	9.28
12.000 - 12.499	3	499,595	0.13	12.231	528	77.13	351	41.95
Total/Weighted Average:	2,099	$379,155,222	100.00%	8.274%	617	82.04%	356	63.07%

Maximum Rate of the Group I Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Maximum Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
12.000 - 12.499	11	$1,967,566	0.52%	6.420%	660	76.92%	358	92.71%
12.500 - 12.999	193	39,711,083	10.47	6.793	657	77.43	357	90.88
13.000 - 13.499	204	39,333,291	10.37	7.231	633	78.22	357	84.52
13.500 - 13.999	347	61,230,271	16.15	7.707	632	81.41	357	67.83
14.000 - 14.499	332	58,556,491	15.44	8.140	626	85.11	356	64.04
14.500 - 14.999	412	77,421,244	20.42	8.576	606	83.04	356	57.04
15.000 - 15.499	202	34,040,960	8.98	9.018	602	83.99	355	45.64
15.500 - 15.999	206	36,933,356	9.74	9.444	588	83.17	355	42.74
16.000 - 16.499	83	14,002,453	3.69	9.639	575	83.10	354	47.45
16.500 - 16.999	57	8,723,670	2.30	10.076	588	82.62	354	43.64
17.000 - 17.499	22	2,970,060	0.78	10.564	551	80.70	354	34.14
17.500 - 17.999	18	2,702,795	0.71	10.966	595	84.08	353	44.92
18.000 - 18.499	8	1,034,483	0.27	11.419	582	83.79	353	58.23
18.500 - 18.999	1	128,617	0.03	12.970	500	70.00	354	0.00
19.000 - 19.499	3	398,884	0.11	12.244	550	72.82	350	46.99
Total/Weighted Average:	2,099	$379,155,222	100.00%	8.274%	617	82.04%	356	63.07%

Life Cap of the Group I Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Life Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
5.000 - 5.499	8	$1,330,730	0.35%	8.549%	620	72.23%	353	45.41%
5.500 - 5.999	1	125,520	0.03	8.550	622	80.00	353	100.00
6.000 - 6.499	1,781	317,971,566	83.86	8.228	618	82.26	356	64.65
6.500 - 6.999	1	163,045	0.04	8.050	615	72.89	352	100.00
7.000 - 7.499	308	59,564,361	15.71	8.515	615	81.10	354	54.88
Total/Weighted Average:	2,099	$379,155,222	100.00%	8.274%	617	82.04%	356	63.07%

First Periodic Cap of the Group I Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
First Periodic Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.000 - 1.499	173	$34,486,422	9.10%	8.536%	602	80.35%	356	60.96%
1.500 - 1.999	52	6,566,125	1.73	9.559	611	80.94	352	74.25
2.000 - 2.499	7	1,324,157	0.35	8.572	594	73.80	350	51.60
3.000 - 3.499	1,867	336,778,518	88.82	8.221	619	82.27	356	63.12
Total/Weighted Average:	2,099	$379,155,222	100.00%	8.274%	617	82.04%	356	63.07%

Periodic Cap of the Group I Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Periodic Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.000 - 1.499	1,835	$331,568,293	87.45%	8.240%	617	82.22%	356	63.22%
1.500 - 1.999	264	47,586,929	12.55	8.516	618	80.83	353	62.07
Total/Weighted Average:	2,099	$379,155,222	100.00%	8.274%	617	82.04%	356	63.07%

Next Rate Adjustment Date of the Group I Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Next Rate Adjustment Date	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2008-01	4	$488,806	0.13%	10.374%	563	85.68%	348	35.16%
2008-02	17	3,212,085	0.85	8.190	579	81.90	349	70.55
2008-03	22	4,497,237	1.19	8.389	637	80.46	350	40.16
2008-04	17	2,926,864	0.77	8.322	594	83.87	351	35.72
2008-05	54	9,535,445	2.51	8.795	626	80.48	352	31.96
2008-06	158	29,731,859	7.84	8.462	621	82.85	353	49.18
2008-07	176	34,493,583	9.10	8.494	613	81.69	354	52.43
2008-08	184	39,146,344	10.32	8.355	610	81.20	355	56.28
2008-09	250	50,064,556	13.20	8.437	614	82.57	356	60.04
2008-10	50	9,198,680	2.43	8.507	598	83.27	357	64.34
2008-11	314	53,380,829	14.08	7.895	622	80.76	358	68.66
2008-12	343	59,668,348	15.74	8.000	617	82.06	359	76.48
2009-03	6	1,283,840	0.34	7.766	630	75.43	350	82.09
2009-04	7	1,090,846	0.29	8.636	624	82.40	351	55.16
2009-05	54	7,310,200	1.93	9.327	618	80.00	352	69.64
2009-06	22	3,777,882	1.00	8.425	621	85.52	353	54.69
2009-07	90	17,849,733	4.71	8.547	620	83.05	354	57.51
2009-08	38	6,985,623	1.84	8.376	619	80.05	355	52.56
2009-09	24	5,000,443	1.32	8.118	641	85.65	356	67.40
2009-10	12	2,313,847	0.61	8.602	624	87.95	357	77.96
2009-11	125	17,536,654	4.63	8.017	624	83.49	358	81.47
2009-12	106	15,856,494	4.18	8.093	617	82.73	359	77.82
2010-11	1	191,767	0.05	8.500	681	80.00	358	0.00
2011-09	1	159,823	0.04	6.875	702	80.00	356	100.00
2011-10	2	276,218	0.07	7.550	702	81.08	357	73.85
2011-11	7	903,528	0.24	7.751	648	84.79	358	88.14
2011-12	15	2,273,688	0.60	7.541	647	83.24	359	92.30
Total/Weighted Average:	2,099	$379,155,222	100.00%	8.274%	617	82.04%	356	63.07%

Summary of Group II Mortgage Loans

Number of Mortgage Loans:	2,183	Fixed Non-Balloon Loans:	16.13%
Aggregate Principal Balance:	$463,740,224	Purpose:
Average Principal Balance:	$212,433	Purchase:	70.51%
Low Principal Balance:	$12,236	Refinance - Cashout:	28.16%
High Principal Balance:	$1,322,092	Refinance - Rate/Term:	1.33%
W.A. Coupon:	8.326%
Low Coupon:	5.550%	Property Type:
High Coupon:	14.990%	Single Family Residence:	71.99%
W.A. Stated Remaining Term:	352 months	PUD:	14.93%
Low Stated Remaining Term:	113 months	Condo:	7.67%
High Stated Remaining Term:	359 months	2-4 Family:	4.88%
W.A. Seasoning:	5 months	Townhouse:	0.52%
Latest Maturity Date:	December 1, 2036
State Concentration (>5%):		Occupancy Status:
California:	45.68%	Owner-Occupied:	98.11%
Florida:	14.33%	Investment:	1.47%
Washington:	6.08%	Second Home:	0.43%
Interest Only Mortgage Loans:	16.86%
W.A. Interest Only Period(1):	61 Months	Documentation:
		Full/Alt:	45.96%
W.A. Original LTV:	83.52%	Verified Income/Stated Assets:	0.21%
Low LTV:	15.86%	Stated Income/Verified Assets:	40.38%
High LTV:	100.00%	Stated/Stated Documentation:	12.56%
		No Ratio:	0.85%
W.A. CLTV:	93.55%	No Documentation:	0.05%
Low CLTV:	15.86%	Loans with Prepayment Penalties:	84.01%
High CLTV:	100.00%	Weighted Average Prepayment Penalty Term(3):	26 months
W.A. FICO Score (2):	646	ARM Loans:
Index Type:		Weighted Average Margin:	6.336%
6 month LIBOR:	68.11%	Weighted Average Max. Rate:	14.120%
1 year LIBOR:	8.18%	Weighted Average Min. Rate:	7.762%
Fixed:	23.70%	Weighted Average Life Cap:	6.177%
First Liens:	89.36%	Weighted Average First Periodic Cap:	2.982%
Second Liens:	10.64%	Weighted Average Periodic Cap	1.081%
(1) For the Group II Mortgage Loans with Interest Only Periods.
(2) For the Group II Mortgage Loans that were scored.
(3) For the Group II Mortgage Loans with Prepayment Penalties.

Product Type of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Product Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Balloon 15/30	117	$8,034,327	1.73%	11.606%	656	98.29%	174	31.52%
Balloon 30/40	216	20,868,863	4.50	10.373	651	93.93	357	49.85
Balloon 30/45	18	3,800,449	0.82	7.418	662	80.09	358	92.38
Balloon 30/50	7	2,423,759	0.52	7.863	643	81.61	358	70.16
Fixed 10yr	1	113,538	0.02	13.025	623	100.00	113	0.00
Fixed 15yr	7	658,536	0.14	8.608	613	61.19	173	34.81
Fixed 20yr	30	1,363,689	0.29	9.652	648	89.57	233	69.66
Fixed 30yr	561	67,590,386	14.58	9.331	646	88.84	354	58.61
Fixed 30yr - IO	19	5,068,050	1.09	8.465	636	85.15	354	40.59
ARM 2yr/6mo	265	59,281,863	12.78	8.418	627	81.94	353	45.88
ARM 2yr/6mo - IO	167	61,323,958	13.22	7.565	662	80.67	355	36.93
ARM 2yr/6mo - 40yr Amterm	175	59,796,613	12.89	8.085	635	81.18	353	32.78
ARM 2yr/6mo - 45yr Amterm	39	17,334,148	3.74	8.122	626	86.12	358	61.49
ARM 2yr/6mo - 50yr Amterm	190	59,519,750	12.83	7.730	654	81.39	358	49.96
ARM 2yr/1yr - 40yr Amterm	6	1,282,993	0.28	7.604	647	79.99	358	71.34
ARM 2yr/1yr - 45yr Amterm	90	24,049,156	5.19	7.714	668	80.10	358	36.90
ARM 3yr/6mo	63	11,654,314	2.51	8.310	630	80.38	355	51.92
ARM 3yr/6mo - IO	22	5,666,709	1.22	8.235	654	83.76	355	34.97
ARM 3yr/6mo - 40yr Amterm	38	12,402,896	2.67	8.186	643	85.66	354	35.58
ARM 3yr/6mo - 45yr Amterm	26	7,738,453	1.67	8.385	642	87.07	357	22.41
ARM 3yr/6mo - 50yr Amterm	24	6,686,275	1.44	7.636	627	79.93	358	65.03
ARM 3yr/1yr - 40yr Amterm	1	139,857	0.03	7.750	643	79.99	359	0.00
ARM 3yr/1yr - 45yr Amterm	35	8,143,995	1.76	7.842	655	81.31	358	49.12
ARN 3yr/1yr - 50yr Amterm	11	2,688,551	0.58	7.864	649	80.07	358	74.33
ARM 5yr/6mo	12	2,657,685	0.57	7.999	660	81.81	354	48.64
ARM 5yr/6mo - IO	20	6,122,120	1.32	7.278	651	77.65	356	47.99
ARM 5yr/6mo - 40yr Amterm	8	3,092,741	0.67	7.583	664	77.01	354	38.48
ARM 5yr/6mo - 45yr Amterm	1	155,050	0.03	7.500	636	80.00	358	100.00
ARM 5yr/6mo - 50yr Amterm	8	2,442,338	0.53	7.306	669	81.92	358	69.05
ARM 5yr/1yr - 45 Amterm	5	1,540,183	0.33	7.608	687	80.70	358	38.73
ARM 5yr/1yr - 50 Amterm	1	98,980	0.02	6.750	648	60.00	359	100.00
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Lien of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Lien	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1	1,544	$414,398,171	89.36%	7.974%	644	81.60%	355	46.41%
2	639	49,342,054	10.64	11.282	659	99.63	324	42.15
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Principal Balances at Origination of the Group II Mortgage Loans
							Weighted
			% o				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Original	Original	Average	Weighted	Average	Remaining	Full/Alt
Principal Balance	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
at Origination ($)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1 - 50,000	190	$6,502,039	1.40%	11.309%	644	96.44%	306	57.50%
50,001 - 100,000	453	35,192,423	7.57	10.297	645	93.40	334	53.01
100,001 - 150,000	388	48,175,880	10.37	9.259	643	88.45	341	56.91
150,001 - 200,000	277	48,672,448	10.48	8.252	643	82.73	354	54.61
200,001 - 250,000	217	48,944,300	10.53	7.939	643	82.29	355	48.91
250,001 - 300,000	150	41,220,558	8.87	7.783	651	81.51	355	43.38
300,001 - 350,000	97	31,301,574	6.74	7.867	653	82.17	356	37.75
350,001 - 400,000	79	29,525,646	6.36	7.787	652	82.08	355	43.37
400,001 - 450,000	89	38,528,898	8.29	7.940	649	82.48	355	47.42
450,001 - 500,000	102	48,459,515	10.43	7.989	647	81.83	355	31.28
500,001 - 550,000	48	25,244,439	5.43	8.008	645	81.39	356	39.79
550,001 - 600,000	47	26,869,000	5.78	7.930	656	81.78	356	33.92
600,001 - 650,000	18	11,275,500	2.43	8.104	629	80.73	355	32.97
650,001 - 700,000	6	4,085,200	0.88	7.854	602	79.12	358	83.36
700,001 - 750,000	3	2,172,599	0.47	7.684	664	78.27	355	33.14
750,001 - 800,000	4	3,104,550	0.67	7.796	651	83.28	356	74.51
800,001 - 850,000	2	1,673,500	0.36	7.754	648	81.19	359	100.00
850,001 - 900,000	4	3,528,000	0.76	7.828	663	82.55	353	49.57
900,001 - 950,000	1	910,000	0.20	9.990	542	70.00	354	0.00
950,001 - 1,000,000	1	960,000	0.21	6.875	710	80.00	358	100.00
1,000,001 - 1,050,000	2	2,049,000	0.44	8.147	654	74.98	352	0.00
1,150,001 - 1,200,000	2	2,339,000	0.50	8.843	591	74.71	357	100.00
1,200,001 - 1,250,000	1	1,225,000	0.26	7.375	594	64.47	359	100.00
1,300,001 - 1,350,000	2	2,634,000	0.57	9.073	588	70.81	352	0.00
Total/Weighted Average:	2,183	$464,593,069	100.00%	8.326%	646	83.52%	352	45.96%

Remaining Principal Balance of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Remaining Principal	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Balance ($)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1 - 50,000	194	$6,684,670	1.44%	11.267%	643	96.39%	306	58.77%
50,001 - 100,000	450	34,990,501	7.55	10.295	645	93.37	334	52.60
100,001 - 150,000	388	48,081,108	10.37	9.263	644	88.48	341	56.85
150,001 - 200,000	276	48,416,437	10.44	8.246	643	82.69	354	54.78
200,001 - 250,000	218	49,081,164	10.58	7.943	642	82.20	355	48.66
250,001 - 300,000	149	40,899,835	8.82	7.778	651	81.61	355	43.64
300,001 - 350,000	97	31,257,035	6.74	7.867	653	82.17	356	37.75
350,001 - 400,000	79	29,478,373	6.36	7.787	652	82.08	355	43.37
400,001 - 450,000	89	38,477,679	8.30	7.940	649	82.48	355	47.42
450,001 - 500,000	102	48,400,503	10.44	7.989	647	81.83	355	31.28
500,001 - 550,000	48	25,209,608	5.44	8.008	645	81.39	356	39.79
550,001 - 600,000	47	26,846,032	5.79	7.930	656	81.78	356	33.92
600,001 - 650,000	18	11,261,781	2.43	8.104	629	80.73	355	32.97
650,001 - 700,000	6	4,084,030	0.88	7.854	602	79.12	358	83.36
700,001 - 750,000	3	2,168,311	0.47	7.684	664	78.27	355	33.14
750,001 - 800,000	4	3,099,803	0.67	7.796	651	83.28	356	74.51
800,001 - 850,000	2	1,673,267	0.36	7.754	648	81.19	359	100.00
850,001 - 900,000	4	3,525,657	0.76	7.828	663	82.55	353	49.57
900,001 - 950,000	1	909,116	0.20	9.990	542	70.00	354	0.00
950,001 - 1,000,000	1	960,000	0.21	6.875	710	80.00	358	100.00
1,000,001 - 1,050,000	2	2,044,415	0.44	8.147	654	74.98	352	0.00
1,150,001 - 1,200,000	2	2,336,729	0.50	8.843	591	74.71	357	100.00
1,200,001 - 1,250,000	1	1,224,804	0.26	7.375	594	64.47	359	100.00
1,300,001 - 1,350,000	2	2,629,366	0.57	9.073	588	70.81	352	0.00
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Original Terms of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Original Term (months)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
120	1	$113,538	0.02%	13.025%	623	100.00%	113	0.00%
180	124	8,692,863	1.87	11.379	653	95.48	174	31.77
240	30	1,363,689	0.29	9.652	648	89.57	233	69.66
360	2,028	453,570,135	97.81	8.262	646	83.27	355	46.17
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Remaining Terms of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Remaining Term (months)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
60 - 119	1	$113,538	0.02%	13.025%	623	100.00%	113	0.00%
120 - 179	124	8,692,863	1.87	11.379	653	95.48	174	31.77
180 - 239	30	1,363,689	0.29	9.652	648	89.57	233	69.66
300 - 359	2,028	453,570,135	97.81	8.262	646	83.27	355	46.17
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Original Loan-to-Value Ratio of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Original	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
<= 50.00	26	$3,083,068	0.66%	7.955%	610	40.61%	341	50.84%
50.01 - 55.00	7	1,120,587	0.24	8.572	589	52.68	309	29.75
55.01 - 60.00	11	2,766,768	0.60	8.136	626	58.53	349	18.61
60.01 - 65.00	24	6,686,469	1.44	7.962	616	63.40	353	55.20
65.01 - 70.00	41	14,436,376	3.11	8.388	613	69.09	353	35.45
70.01 - 75.00	81	24,962,518	5.38	7.906	630	74.14	354	37.82
75.01 - 80.00	914	249,260,397	53.75	7.718	658	79.89	356	43.10
80.01 - 85.00	94	28,856,323	6.22	8.424	602	84.29	354	46.31
85.01 - 90.00	144	37,076,458	8.00	8.343	622	89.84	352	56.59
90.01 - 95.00	110	21,142,896	4.56	8.810	624	94.76	351	78.41
95.01 - 100.00	731	74,348,365	16.03	10.360	657	99.95	336	45.88
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Combined Original Loan-to-Value Ratio of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Combined Original	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
<= 50.00	26	$3,083,068	0.66%	7.955%	610	40.61%	341	50.84%
50.01 - 55.00	7	1,120,587	0.24	8.572	589	52.68	309	29.75
55.01 - 60.00	10	2,628,801	0.57	8.136	620	58.46	348	19.58
60.01 - 65.00	23	6,540,348	1.41	7.967	617	63.37	353	56.44
65.01 - 70.00	39	13,686,659	2.95	8.502	611	69.08	353	36.59
70.01 - 75.00	39	12,988,768	2.80	8.070	601	73.88	352	47.44
75.01 - 80.00	100	30,276,136	6.53	8.013	614	79.39	354	52.24
80.01 - 85.00	90	28,611,948	6.17	8.386	604	83.99	354	43.62
85.01 - 90.00	149	40,096,537	8.65	8.322	624	88.35	352	53.22
90.01 - 95.00	135	28,889,297	6.23	8.626	631	90.33	352	65.50
95.01 - 100.00	1,565	295,818,076	63.79	8.339	663	84.90	351	43.03
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Mortgage Rate of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Mortgage Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
5.500 - 5.999	3	$1,332,090	0.29%	5.659%	724	81.56%	346	100.00%
6.000 - 6.499	17	5,192,546	1.12	6.317	670	77.46	356	87.67
6.500 - 6.999	175	51,007,444	11.00	6.797	661	78.24	356	76.83
7.000 - 7.499	250	74,245,536	16.01	7.265	656	79.23	356	56.12
7.500 - 7.999	389	104,279,123	22.49	7.745	655	81.14	355	38.46
8.000 - 8.499	232	64,261,456	13.86	8.232	646	83.13	355	38.85
8.500 - 8.999	275	66,366,541	14.31	8.726	627	84.38	355	40.43
9.000 - 9.499	80	16,999,917	3.67	9.229	617	86.74	354	31.63
9.500 - 9.999	166	29,500,870	6.36	9.733	614	87.54	350	34.69
10.000 - 10.499	88	9,134,639	1.97	10.207	646	93.45	333	52.77
10.500 - 10.999	126	12,123,636	2.61	10.762	651	94.24	335	32.88
11.000 - 11.499	93	8,075,446	1.74	11.234	649	97.17	327	35.80
11.500 - 11.999	104	7,739,641	1.67	11.781	656	99.50	329	17.68
12.000 - 12.499	85	6,110,968	1.32	12.209	633	99.53	313	35.66
12.500 - 12.999	80	5,924,966	1.28	12.684	627	98.52	329	56.65
13.000 - 13.499	11	818,490	0.18	13.169	635	99.99	224	11.93
13.500 - 13.999	7	502,087	0.11	13.684	617	98.83	234	34.96
14.000 - 14.499	1	21,972	0.00	14.100	657	100.00	173	0.00
14.500 - 14.999	1	102,858	0.02	14.990	638	95.00	171	0.00
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

FICO Score at Origination of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
FICO Score	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
at Origination	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Not Available	6	$811,584	0.18%	9.095%	N/A	88.86%	356	58.14%
500	1	82,793	0.02	9.500	500	30.18	355	100.00
501 - 520	35	6,557,428	1.41	8.821	513	82.14	352	70.63
521 - 540	35	5,563,120	1.20	8.532	530	78.16	349	77.25
541 - 560	63	17,025,973	3.67	9.040	550	79.57	348	57.08
561 - 580	107	21,513,158	4.64	8.921	571	83.14	351	67.19
581 - 600	109	26,192,882	5.65	8.473	591	83.79	350	60.68
601 - 620	195	44,941,767	9.69	8.512	611	84.85	352	60.87
621 - 640	397	78,636,008	16.96	8.438	631	83.76	351	60.47
641 - 660	425	85,367,852	18.41	8.255	650	83.32	354	37.46
661 - 680	344	72,321,139	15.60	8.171	669	83.47	351	36.37
681 - 700	185	38,667,378	8.34	8.028	689	83.28	351	34.89
701 - 720	137	31,549,270	6.80	7.930	709	83.89	353	26.78
721 - 740	82	20,459,441	4.41	8.114	730	84.89	351	20.03
741 - 760	38	8,639,797	1.86	7.944	749	84.83	352	35.44
761 - 780	20	4,699,358	1.01	7.735	770	84.65	352	25.57
781 - 800	4	711,278	0.15	9.209	785	86.18	328	11.91
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Documentation Type of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Documentation Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Full/Alt	1,098	$213,121,598	45.96%	8.053%	632	84.24%	353	100.00%
Verified Income/Stated Assets	6	953,716	0.21	7.987	655	84.86	340	0.00
Stated Income/Verified Assets	827	187,277,858	40.38	8.403	666	82.66	351	0.00
Stated/Stated Documentation	238	58,228,121	12.56	9.007	635	82.71	349	0.00
No Ratio	11	3,948,081	0.85	9.400	622	97.69	354	0.00
No Documentation	3	210,851	0.05	9.100	641	69.08	352	0.00
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Occupancy Status of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Occupancy Status	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Owner-Occupied	2,134	$454,953,714	98.11%	8.322%	646	83.62%	352	46.22%
Investor	41	6,804,068	1.47	8.489	646	77.09	343	31.82
2nd Home	8	1,982,442	0.43	8.753	620	82.40	345	33.76
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Loan Purpose of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Purpose	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Purchase	1,664	$326,981,059	70.51%	8.322%	656	84.47%	352	42.40%
Refinance - Cash Out	491	130,607,551	28.16	8.331	622	81.24	351	53.74
Refinance - Rate/Term	28	6,151,614	1.33	8.461	621	81.59	351	69.86
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Property Type of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Property Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Single Family	1,584	$333,846,308	71.99%	8.302%	645	83.68%	351	46.01%
PUD	311	69,233,924	14.93	8.306	641	83.70	355	57.45
Condo	189	35,589,849	7.67	8.444	651	83.89	350	40.03
2-4 Family	87	22,635,965	4.88	8.584	665	80.33	349	19.94
Townhouse	12	2,434,178	0.52	8.103	638	80.04	354	40.91
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Geographic Distribution of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Location	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
California	755	$211,841,341	45.68%	8.200%	651	83.34%	352	35.43%
Florida	328	66,444,461	14.33	8.326	642	82.49	352	43.74
Washington	121	28,176,441	6.08	8.144	660	83.61	356	51.62
Arizona	67	13,427,653	2.90	8.220	650	83.74	352	59.38
Illinois	53	10,472,230	2.26	8.883	649	85.75	345	28.97
Oregon	49	10,028,918	2.16	7.818	648	82.11	356	59.05
New York	53	8,891,196	1.92	9.715	642	88.25	339	32.01
Georgia	48	8,485,698	1.83	8.464	636	84.78	356	78.42
Texas	75	7,973,446	1.72	8.602	619	83.17	344	59.89
Virginia	46	7,959,288	1.72	8.587	649	85.73	352	49.42
Nevada	35	6,907,090	1.49	8.405	650	82.39	351	45.67
Colorado	39	6,190,211	1.33	8.044	636	83.45	357	93.95
Utah	31	6,045,405	1.30	7.856	653	80.53	357	64.06
Maryland	26	5,960,810	1.29	8.938	613	85.70	348	60.80
Michigan	45	5,808,826	1.25	8.610	638	81.75	346	59.40
New Jersey	25	5,765,551	1.24	8.981	623	79.11	346	19.89
North Carolina	38	4,987,647	1.08	8.526	624	88.51	352	86.33
Massachusetts	19	4,861,490	1.05	8.824	666	84.28	352	25.51
Idaho	26	4,552,443	0.98	7.725	645	79.63	357	64.95
Ohio	27	4,072,888	0.88	8.124	662	84.87	358	87.85
Pennsylvania	32	4,050,572	0.87	8.428	629	86.56	351	74.69
Tennessee	36	4,013,007	0.87	8.197	619	86.08	353	90.64
Louisiana	22	2,653,870	0.57	8.621	626	83.69	351	59.19
Missouri	20	1,907,248	0.41	8.713	606	86.00	354	89.06
Indiana	19	1,900,850	0.41	9.463	583	81.05	324	62.51
South Carolina	9	1,511,149	0.33	8.650	637	94.57	356	97.42
Rhode Island	6	1,453,962	0.31	8.384	667	77.21	353	40.45
Mississippi	12	1,394,427	0.30	8.799	638	88.34	352	68.00
Wisconsin	10	1,389,071	0.30	8.559	626	86.62	357	74.14
Oklahoma	15	1,316,696	0.28	9.065	620	88.96	357	90.20
Minnesota	10	1,306,932	0.28	8.205	643	88.39	355	76.91
Hawaii	2	1,281,373	0.28	10.990	582	72.99	357	90.04
Connecticut	9	1,261,456	0.27	8.355	613	85.01	344	67.98
District of Columbia	5	1,193,651	0.26	8.777	591	76.80	311	31.90
Alabama	12	1,185,538	0.26	8.732	606	87.07	357	65.85
Kentucky	10	1,053,222	0.23	8.855	612	88.53	358	84.20
New Mexico	8	981,112	0.21	8.293	610	80.94	354	75.94
Arkansas	12	879,603	0.19	8.062	648	85.54	352	100.00
Montana	5	810,684	0.17	7.872	653	80.00	357	41.36
Kansas	6	743,607	0.16	8.099	627	89.07	351	59.83
Nebraska	6	709,937	0.15	8.076	618	86.89	345	100.00
Delaware	2	456,954	0.10	8.983	581	80.42	356	45.81
Maine	1	437,698	0.09	7.550	729	100.00	356	100.00
Iowa	2	291,829	0.06	7.866	653	85.47	358	100.00
Continued on the next page

Geographic Distribution of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Location	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
West Virginia	2	$251,782	0.05%	8.610%	590	85.80%	351	100.00%
New Hampshire	1	171,390	0.04	7.875	702	73.62	347	100.00
North Dakota	1	141,641	0.03	8.350	691	100.00	356	100.00
Wyoming	2	137,928	0.03	8.725	629	84.00	358	100.00
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Original Prepayment Penalty Term of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Original Prepayment	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Penalty Term (mos.)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
No Prepayment Penalty	478	$74,138,892	15.99%	9.034%	641	85.37%	347	47.69%
6	4	543,690	0.12	7.855	650	80.90	351	23.69
12	171	43,380,359	9.35	8.560	651	83.37	352	45.77
24	948	231,049,724	49.82	8.160	646	83.31	353	42.37
30	1	152,437	0.03	7.750	734	100.00	355	100.00
36	581	114,475,122	24.69	8.117	646	82.79	351	52.17
Total/Weighted Average:	2,183	$463,740,224	100.00%	8.326%	646	83.52%	352	45.96%

Margin of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Margin (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2.500 - 2.999	2	$195,830	0.06%	7.940%	580	59.73%	347	0.00%
3.500 - 3.999	4	1,215,177	0.34	6.782	634	74.66	352	69.70
4.000 - 4.499	10	2,295,256	0.65	6.980	633	78.85	351	51.72
4.500 - 4.999	13	3,779,683	1.07	7.301	651	79.77	350	55.65
5.000 - 5.499	46	14,310,833	4.04	7.616	646	83.29	352	60.96
5.500 - 5.999	123	36,553,360	10.33	7.890	631	79.98	353	51.51
6.000 - 6.499	567	167,822,009	47.43	7.655	658	80.58	358	44.46
6.500 - 6.999	304	87,876,985	24.84	8.310	636	84.59	355	38.35
7.000 - 7.499	63	17,038,042	4.82	8.366	640	82.47	354	31.29
7.500 - 7.999	63	18,945,813	5.35	8.788	616	79.55	354	29.57
8.000 - 8.499	9	1,850,763	0.52	9.093	641	80.11	351	39.54
8.500 - 8.999	2	1,752,134	0.50	9.563	630	77.62	354	25.39
10.000 - 10.499	1	182,744	0.05	10.500	567	85.00	354	0.00
Total/Weighted Average:	1,207	$353,818,629	100.00%	7.943%	645	81.59%	356	42.99%

Minimum Rate of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Minimum Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2.500 - 2.999	1	$146,121	0.04%	7.750%	568	65.00%	345	0.00%
3.500 - 3.999	3	790,177	0.22	6.933	619	69.10	351	53.41
4.000 - 4.499	5	1,107,601	0.31	6.817	624	78.81	349	68.06
4.500 - 4.999	6	1,792,141	0.51	6.467	650	75.57	347	73.94
5.000 - 5.499	20	4,273,039	1.21	7.799	620	84.48	349	55.81
5.500 - 5.999	36	8,913,898	2.52	8.229	630	85.65	349	59.55
6.000 - 6.499	23	5,990,935	1.69	6.724	651	78.99	355	86.09
6.500 - 6.999	152	47,222,031	13.35	7.051	659	80.53	356	71.14
7.000 - 7.499	218	66,028,659	18.66	7.312	656	79.29	356	53.52
7.500 - 7.999	300	86,577,980	24.47	7.770	658	80.77	356	31.32
8.000 - 8.499	175	51,966,190	14.69	8.229	645	82.51	356	32.33
8.500 - 8.999	150	45,778,703	12.94	8.723	633	84.33	356	33.72
9.000 - 9.499	44	11,452,422	3.24	9.258	614	88.19	355	29.54
9.500 - 9.999	52	17,129,064	4.84	9.706	595	83.90	354	17.27
10.000 - 10.499	10	1,473,417	0.42	10.211	563	81.15	354	39.86
10.500 - 10.999	8	2,412,331	0.68	10.818	580	77.05	355	50.72
11.000 - 11.499	3	585,636	0.17	11.169	567	70.74	354	55.57
12.500 - 12.999	1	178,285	0.05	12.650	554	64.98	351	0.00
Total/Weighted Average:	1,207	$353,818,629	100.00%	7.943%	645	81.59%	356	42.99%

Maximum Rate of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Maximum Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
11.500 - 11.999	4	$1,891,390	0.53%	6.019%	708	82.58%	348	100.00%
12.000 - 12.499	9	2,942,656	0.83	6.309	677	77.24	357	78.25
12.500 - 12.999	127	38,404,398	10.85	6.811	663	79.68	357	77.63
13.000 - 13.499	184	54,691,912	15.46	7.237	656	79.64	357	56.49
13.500 - 13.999	289	84,058,706	23.76	7.681	657	80.82	356	34.60
14.000 - 14.499	191	58,095,999	16.42	8.011	648	81.81	355	38.91
14.500 - 14.999	195	54,658,904	15.45	8.489	635	84.07	355	35.73
15.000 - 15.499	78	21,173,075	5.98	8.762	633	85.03	354	25.64
15.500 - 15.999	77	22,425,893	6.34	9.255	609	84.84	354	31.06
16.000 - 16.499	18	5,798,674	1.64	9.549	604	79.33	354	19.13
16.500 - 16.999	25	8,239,727	2.33	10.166	575	79.29	354	23.25
17.000 - 17.499	7	880,616	0.25	10.682	566	78.47	354	65.70
17.500 - 17.999	1	182,744	0.05	10.500	567	85.00	354	0.00
18.000 - 18.499	1	195,651	0.06	11.090	561	80.00	355	0.00
18.500 - 18.999	1	178,285	0.05	12.650	554	64.98	351	0.00
Total/Weighted Average:	1,207	$353,818,629	100.00%	7.943%	645	81.59%	356	42.99%

Life Cap of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Life Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
5.000 - 5.499	8	$2,833,139	0.80%	8.342%	659	80.47%	353	46.16%
6.000 - 6.499	986	284,620,256	80.44	7.904	648	82.12	356	44.34
6.500 - 6.999	5	2,581,953	0.73	8.909	650	76.69	351	27.61
7.000 - 7.499	208	63,783,281	18.03	8.057	636	79.47	353	37.45
Total/Weighted Average:	1,207	$353,818,629	100.00%	7.943%	645	81.59%	356	42.99%

First Periodic Cap of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
First Periodic Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.500 - 1.999	4	$505,267	0.14%	8.957%	606	88.20%	352	84.97%
2.000 - 2.499	20	6,167,413	1.74	8.457	630	81.81	351	51.83
2.500 - 2.999	1	353,814	0.10	6.740	683	80.00	353	0.00
3.000 - 3.499	1,181	346,586,870	97.96	7.933	646	81.58	356	42.84
6.000 - 6.499	1	205,265	0.06	8.540	562	80.00	342	0.00
Total/Weighted Average:	1,207	$353,818,629	100.00%	7.943%	645	81.59%	356	42.99%

Periodic Cap of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Periodic Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.000 - 1.499	1,027	$296,762,322	83.87%	7.915%	646	82.16%	356	44.37%
1.500 - 1.999	179	56,851,042	16.07	8.085	642	78.66	353	35.97
2.000 - 2.499	1	205,265	0.06	8.540	562	80.00	342	0.00
Total/Weighted Average:	1,207	$353,818,629	100.00%	7.943%	645	81.59%	356	42.99%

Next Rate Adjustment Date of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Next Rate Adjustment Date	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2007-05	1	$75,500	0.02%	8.500%	565	94.97%	340	100.00%
2007-06	2	361,701	0.10	7.449	602	81.59	341	0.00
2007-07	2	253,365	0.07	8.400	581	76.38	342	18.98
2007-08	1	129,373	0.04	7.250	685	80.00	343	0.00
2007-09	6	1,000,568	0.28	7.672	587	86.11	344	78.57
2007-10	4	927,045	0.26	6.723	658	78.75	345	76.03
2007-11	9	1,928,606	0.55	7.757	621	84.63	346	64.75
2007-12	19	4,669,202	1.32	7.522	620	81.38	347	67.62
2008-01	40	7,204,262	2.04	7.876	615	87.19	348	84.26
2008-02	10	2,772,575	0.78	7.854	632	82.29	349	61.17
2008-03	17	5,163,589	1.46	8.216	621	80.28	350	37.32
2008-04	15	6,795,486	1.92	8.577	620	81.31	351	29.86
2008-05	41	15,513,016	4.38	8.529	631	81.32	352	18.97
2008-06	84	27,927,417	7.89	8.299	635	79.71	353	29.54
2008-07	114	32,999,200	9.33	7.932	646	80.27	354	36.45
2008-08	67	18,429,524	5.21	7.995	639	80.77	355	46.39
2008-09	60	17,314,839	4.89	7.932	642	84.22	356	36.74
2008-10	27	10,313,367	2.91	8.204	629	83.30	357	74.76
2008-11	227	73,619,394	20.81	7.704	656	81.53	358	46.31
2008-12	188	55,527,565	15.69	7.797	661	81.29	359	40.15
2009-01	1	54,534	0.02	9.125	657	90.00	348	100.00
2009-03	1	262,865	0.07	7.250	666	80.00	350	100.00
2009-04	2	271,688	0.08	8.602	577	73.45	351	81.70
2009-05	5	971,077	0.27	7.957	692	84.26	352	21.35
2009-06	11	3,274,225	0.93	8.886	629	89.86	353	16.49
2009-07	67	18,316,234	5.18	8.382	638	85.83	354	35.06
2009-08	18	4,481,017	1.27	8.269	627	77.17	355	38.50
2009-09	6	1,328,097	0.38	7.897	627	83.34	356	55.17
2009-10	7	2,340,697	0.66	7.913	661	83.38	357	41.46
2009-11	50	11,360,341	3.21	7.756	648	80.27	358	46.77
2009-12	50	12,123,161	3.43	7.880	646	81.45	359	63.83
2010-12	1	235,055	0.07	6.875	593	42.14	347	0.00
2011-02	1	117,662	0.03	8.500	575	85.00	349	0.00
2011-03	1	478,319	0.14	7.440	654	78.69	350	0.00
2011-04	1	286,000	0.08	6.500	641	52.00	351	0.00
2011-05	2	862,800	0.24	7.700	584	82.14	352	100.00
2011-06	7	2,806,691	0.79	8.061	669	83.83	353	31.42
2011-07	8	1,560,976	0.44	7.907	640	68.71	354	16.28
2011-08	3	947,930	0.27	7.199	653	78.61	355	72.31
2011-09	4	1,364,576	0.39	7.465	677	81.05	356	37.11
2011-10	2	330,053	0.09	7.317	582	83.67	357	100.00
2011-11	8	2,742,976	0.78	7.521	678	82.45	358	51.46
2011-12	17	4,376,059	1.24	7.074	679	79.75	359	69.14
2011-06	1,207	$353,818,629	100.00%	7.943%	645	81.59%	356	42.99%

Summary of Mortgage Loans

Number of Mortgage Loans:	5,294	Fixed Non-Balloon Loans:	15.94%
Aggregate Principal Balance:	$964,172,838	Purpose:
Average Principal Balance:	$182,126	Purchase:	47.19%
Low Principal Balance:	$12,236	Refinance - Cashout:	48.91%
High Principal Balance:	$1,322,092	Refinance - Rate/Term:	3.89%
W.A. Coupon:	8.320%
Low Coupon:	5.550%	Property Type:
High Coupon:	14.990%	Single Family Residence:	75.20%
W.A. Stated Remaining Term:	353 months	PUD:	12.27%
Low Stated Remaining Term:	113 months	Condo:	6.14%
High Stated Remaining Term:	359 months	2-4 Family:	5.56%
W.A. Seasoning:	4 months	Townhouse:	0.83%
Latest Maturity Date:	December 1, 2036
State Concentration (>5%):		Occupancy Status:
California:	32.08%	Owner-Occupied:	94.40%
Florida:	13.40%	Investment:	4.58%
Washington:	5.46%	Second Home:	1.03%

Interest Only Mortgage Loans:	11.90%	Documentation:
W.A. Interest Only Period(1):	62 Months	Full/Alt:	55.30%
W.A. Original LTV:	82.64%	Verified Income/Stated Assets:	0.51%
Low LTV:	15.86%	Stated Income/Verified Assets:	30.01%
High LTV:	100.00%	Stated/Stated Documentation:	13.29%
		No Ratio:	0.61%
W.A. CLTV:	89.99%	No Documentation:	0.28%
Low CLTV:	15.86%	Loans with Prepayment Penalties:	80.89%
High CLTV:	100.00%	Weighted Average Prepayment Penalty Term(3):	27 months
W.A. FICO Score (2):	633	ARM Loans:
Index Type:		Weighted Average Margin:	6.373%
6 month LIBOR:	68.71%	Weighted Average Max. Rate:	14.279%
1 year LIBOR:	7.31%	Weighted Average Min. Rate:	7.925%
Fixed:	23.98%	Weighted Average Life Cap:	6.165%
First Liens:	93.96%	Weighted Average First Periodic Cap:	2.882%
Second Liens:	6.04%	Weighted Average Periodic Cap	1.072%
(1) For Mortgage Loans with Interest Only Periods.
(2) For Mortgage Loans that were scored.
(3) For Mortgage Loans with Prepayment Penalties.

Product Type of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Product Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Balloon 15/30	157	$10,091,069	1.05%	11.434%	652	96.82%	174	32.95%
Balloon 30/40	416	41,118,652	4.26	9.585	644	88.69	356	56.00
Balloon 30/40-IO	1	330,000	0.03	8.250	591	75.00	356	0.00
Balloon 30/45	90	14,066,625	1.46	7.875	633	81.51	358	93.56
Balloon 30/50	65	11,902,408	1.23	8.056	626	79.78	358	75.37
Fixed 10yr	2	214,355	0.02	11.433	606	90.59	113	0.00
Fixed 15yr	24	2,330,888	0.24	8.365	616	65.87	176	56.62
Fixed 20yr	33	1,732,326	0.18	9.427	629	88.65	234	76.12
Fixed 25yr	1	203,112	0.02	7.850	730	100.00	296	100.00
Fixed 30yr	1,158	139,497,297	14.47	8.854	637	84.79	355	62.13
Fixed 30yr - IO	41	9,712,255	1.01	8.250	641	80.87	354	40.37
ARM 2yr/6mo	908	160,549,723	16.65	8.596	613	81.92	354	51.97
ARM 2yr/6mo - IO	273	86,908,463	9.01	7.635	658	81.06	355	44.49
ARM 2yr/6mo - 40yr Amterm	524	137,205,659	14.23	8.183	624	81.95	354	45.53
ARM 2yr/6mo - 45yr Amterm	108	29,311,550	3.04	8.211	623	85.95	358	61.89
ARM 2yr/6mo - 50yr Amterm	492	117,833,507	12.22	7.773	635	81.18	358	63.22
ARM 2yr/1yr - 40yr Amterm	14	2,756,190	0.29	7.940	619	80.03	359	83.94
ARM 2yr/1yr - 45yr Amterm	202	44,368,027	4.60	7.804	650	79.43	358	48.35
ARM 3yr/6mo	294	43,606,326	4.52	8.527	623	81.63	355	67.17
ARM 3yr/6mo - IO	52	11,380,263	1.18	8.294	642	82.14	355	48.29
ARM 3yr/6mo - 40yr Amterm	100	26,476,044	2.75	8.185	635	84.62	354	45.53
ARM 3yr/6mo - 45yr Amterm	76	17,313,408	1.80	8.534	624	88.62	357	48.39
ARM 3yr/6mo - 50yr Amterm	70	14,333,968	1.49	7.792	617	81.64	359	75.12
ARM 3yr/1yr - 40yr Amterm	4	536,211	0.06	8.084	626	78.20	359	50.89
ARM 3yr/1yr - 45yr Amterm	87	16,642,254	1.73	7.814	646	79.86	358	59.45
ARN 3yr/1yr - 50yr Amterm	21	3,838,137	0.40	7.876	637	79.29	358	76.22
ARM 4yr/6mo	1	191,767	0.02	8.500	681	80.00	358	0.00
ARM 5yr/6mo	16	3,131,008	0.32	7.978	653	82.28	355	56.40
ARM 5yr/6mo - IO	22	6,429,320	0.67	7.267	654	77.76	356	50.48
ARM 5yr/6mo - 40yr Amterm	8	3,092,741	0.32	7.583	664	77.01	354	38.48
ARM 5yr/6mo - 45yr Amterm	8	1,229,721	0.13	8.091	631	85.68	359	91.29
ARM 5yr/6mo - 50yr Amterm	15	3,469,349	0.36	7.323	667	82.04	358	73.17
ARM 5yr/1yr - 45 Amterm	8	2,024,091	0.21	7.515	688	80.71	358	49.81
ARM 5yr/1yr - 50 Amterm	3	346,126	0.04	6.571	664	74.28	359	100.00
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Lien of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Lien	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1	4,409	$905,916,099	93.96%	8.126%	631	81.55%	355	55.92%
2	885	58,256,739	6.04	11.328	657	99.62	325	45.60
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Principal Balances at Origination of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Original	Original	Average	Weighted	Average	Remaining	Full/Alt
Principal Balance	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
at Origination ($)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1 - 50,000	408	$13,399,666	1.39%	11.341%	644	96.41%	319	61.89%
50,001 - 100,000	1,149	89,190,268	9.23	9.381	628	86.98	345	68.73
100,001 - 150,000	1,139	142,751,788	14.78	8.584	630	84.16	350	66.73
150,001 - 200,000	852	148,926,189	15.42	8.192	630	81.67	355	64.40
200,001 - 250,000	596	133,805,421	13.85	8.152	625	81.74	355	57.69
250,001 - 300,000	339	92,706,325	9.60	8.054	633	81.80	356	48.20
300,001 - 350,000	242	78,550,826	8.13	8.102	631	81.86	356	44.14
350,001 - 400,000	198	74,164,735	7.68	7.933	635	81.45	355	47.45
400,001 - 450,000	116	49,747,198	5.15	7.953	638	81.63	356	51.72
450,001 - 500,000	109	51,729,075	5.35	7.984	647	81.72	355	33.78
500,001 - 550,000	49	25,770,939	2.67	8.025	645	81.57	356	38.98
550,001 - 600,000	50	28,636,500	2.96	8.011	656	81.76	353	33.92
600,001 - 650,000	18	11,275,500	1.17	8.104	629	80.73	355	32.97
650,001 - 700,000	7	4,774,330	0.49	7.802	614	80.69	358	85.76
700,001 - 750,000	3	2,172,599	0.22	7.684	664	78.27	355	33.14
750,001 - 800,000	4	3,104,550	0.32	7.796	651	83.28	356	74.51
800,001 - 850,000	2	1,673,500	0.17	7.754	648	81.19	359	100.00
850,001 - 900,000	4	3,528,000	0.37	7.828	663	82.55	353	49.57
900,001 - 950,000	1	910,000	0.09	9.990	542	70.00	354	0.00
950,001 - 1,000,000	1	960,000	0.10	6.875	710	80.00	358	100.00
1,000,001 - 1,050,000	2	2,049,000	0.21	8.147	654	74.98	352	0.00
1,150,001 - 1,200,000	2	2,339,000	0.24	8.843	591	74.71	357	100.00
1,200,001 - 1,250,000	1	1,225,000	0.13	7.375	594	64.47	359	100.00
1,300,001 - 1,350,000	2	2,634,000	0.27	9.073	588	70.81	352	0.00
Total/Weighted Average:	5,294	$966,024,409	100.00%	8.320%	633	82.64%	353	55.30%

Remaining Principal Balance of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Remaining Principal	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Balance ($)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1 - 50,000	413	$13,615,278	1.41%	11.313%	644	96.39%	319	62.56%
50,001 - 100,000	1,147	88,986,827	9.23	9.377	628	86.95	345	68.62
100,001 - 150,000	1,140	142,675,346	14.80	8.588	629	84.19	350	66.78
150,001 - 200,000	848	148,037,669	15.35	8.186	630	81.62	355	64.35
200,001 - 250,000	598	134,047,066	13.90	8.152	625	81.72	355	57.66
250,001 - 300,000	337	92,051,905	9.55	8.054	633	81.84	356	48.19
300,001 - 350,000	242	78,419,962	8.13	8.102	631	81.86	356	44.14
350,001 - 400,000	199	74,445,860	7.72	7.941	634	81.39	355	47.19
400,001 - 450,000	115	49,283,499	5.11	7.940	639	81.72	356	52.14
450,001 - 500,000	109	51,659,072	5.36	7.984	647	81.72	355	33.78
500,001 - 550,000	49	25,734,291	2.67	8.025	645	81.57	356	38.98
550,001 - 600,000	50	28,610,811	2.97	8.011	656	81.76	353	33.92
600,001 - 650,000	18	11,261,781	1.17	8.104	629	80.73	355	32.97
650,001 - 700,000	7	4,772,003	0.49	7.802	614	80.69	358	85.76
700,001 - 750,000	3	2,168,311	0.22	7.684	664	78.27	355	33.14
750,001 - 800,000	4	3,099,803	0.32	7.796	651	83.28	356	74.51
800,001 - 850,000	2	1,673,267	0.17	7.754	648	81.19	359	100.00
850,001 - 900,000	4	3,525,657	0.37	7.828	663	82.55	353	49.57
900,001 - 950,000	1	909,116	0.09	9.990	542	70.00	354	0.00
950,001 - 1,000,000	1	960,000	0.10	6.875	710	80.00	358	100.00
1,000,001 - 1,050,000	2	2,044,415	0.21	8.147	654	74.98	352	0.00
1,150,001 - 1,200,000	2	2,336,729	0.24	8.843	591	74.71	357	100.00
1,200,001 - 1,250,000	1	1,224,804	0.13	7.375	594	64.47	359	100.00
1,300,001 - 1,350,000	2	2,629,366	0.27	9.073	588	70.81	352	0.00
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Original Terms of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Original Term (months)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
120	2	$214,355	0.02%	11.433%	606	90.59%	113	0.00%
180	181	12,421,957	1.29	10.858	645	91.01	174	37.39
240	33	1,732,326	0.18	9.427	629	88.65	234	76.12
300	1	203,112	0.02	7.850	730	100.00	296	100.00
360	5,077	949,601,088	98.49	8.284	632	82.52	356	55.50
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Remaining Terms of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Remaining Term (months)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
60 - 119	2	$214,355	0.02%	11.433%	606	90.59%	113	0.00%
120 - 179	181	12,421,957	1.29	10.858	645	91.01	174	37.39
180 - 239	33	1,732,326	0.18	9.427	629	88.65	234	76.12
240 - 299	1	203,112	0.02	7.850	730	100.00	296	100.00
300 - 359	5,077	949,601,088	98.49	8.284	632	82.52	356	55.50
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Original Loan-to-Value Ratio of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Original	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
<= 50.00	107	$14,661,812	1.52%	7.916%	602	41.02%	347	50.36%
50.01 - 55.00	50	8,535,415	0.89	7.995	600	52.72	342	59.70
55.01 - 60.00	61	11,214,388	1.16	7.988	604	57.90	351	36.95
60.01 - 65.00	95	19,851,006	2.06	8.078	596	63.43	354	52.27
65.01 - 70.00	172	38,408,996	3.98	8.340	600	68.75	354	47.30
70.01 - 75.00	287	60,899,327	6.32	8.165	608	74.07	355	47.49
75.01 - 80.00	1,974	432,104,600	44.82	7.785	647	79.80	356	50.80
80.01 - 85.00	394	83,382,067	8.65	8.514	597	84.43	355	56.75
85.01 - 90.00	552	111,812,688	11.60	8.580	622	89.70	354	61.47
90.01 - 95.00	334	57,234,951	5.94	8.674	620	94.72	353	79.96
95.01 - 100.00	1,268	126,067,589	13.08	9.839	657	99.93	342	61.68
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Combined Original Loan-to-Value Ratio of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Combined Original	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
<= 50.00	106	$14,269,779	1.48%	7.931%	602	40.86%	347	51.75%
50.01 - 55.00	49	8,160,547	0.85	8.035	600	52.67	341	57.85
55.01 - 60.00	60	11,076,422	1.15	7.986	603	57.87	351	37.41
60.01 - 65.00	94	19,704,885	2.04	8.080	597	63.42	354	52.66
65.01 - 70.00	163	36,676,120	3.80	8.369	598	68.57	354	49.96
70.01 - 75.00	213	45,507,708	4.72	8.306	591	73.94	354	52.21
75.01 - 80.00	460	96,688,608	10.03	8.304	601	79.08	353	52.83
80.01 - 85.00	382	81,769,581	8.48	8.488	597	84.27	355	55.43
85.01 - 90.00	552	114,918,481	11.92	8.516	623	88.91	354	61.00
90.01 - 95.00	413	76,912,950	7.98	8.484	628	90.66	354	70.33
95.01 - 100.00	2,802	458,487,757	47.55	8.249	659	85.43	352	53.19
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Mortgage Rate of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Mortgage Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
5.500 - 5.999	3	$1,332,090	0.14%	5.659%	724	81.56%	346	100.00%
6.000 - 6.499	32	7,929,151	0.82	6.335	668	77.57	356	90.12
6.500 - 6.999	441	105,843,307	10.98	6.803	659	77.04	356	82.37
7.000 - 7.499	558	132,133,639	13.70	7.256	648	78.44	356	65.94
7.500 - 7.999	944	198,736,252	20.61	7.751	645	80.86	355	52.06
8.000 - 8.499	697	142,844,526	14.82	8.230	634	83.46	354	52.13
8.500 - 8.999	887	170,099,206	17.64	8.734	614	83.85	355	50.47
9.000 - 9.499	359	59,294,631	6.15	9.226	602	85.56	355	46.22
9.500 - 9.999	417	68,552,823	7.11	9.728	598	85.91	352	39.68
10.000 - 10.499	176	19,396,874	2.01	10.224	605	88.27	344	49.79
10.500 - 10.999	201	19,214,276	1.99	10.735	631	90.83	341	38.24
11.000 - 11.499	143	10,850,371	1.13	11.222	638	95.21	331	37.99
11.500 - 11.999	149	10,081,633	1.05	11.784	644	97.54	331	21.07
12.000 - 12.499	127	8,186,069	0.85	12.213	626	97.11	318	41.09
12.500 - 12.999	128	7,831,013	0.81	12.687	625	98.36	332	62.56
13.000 - 13.499	19	1,094,622	0.11	13.163	625	99.92	229	26.11
13.500 - 13.999	9	563,005	0.06	13.671	619	98.96	228	31.18
14.000 - 14.499	2	57,625	0.01	14.054	642	100.00	173	61.87
14.500 - 14.999	2	131,725	0.01	14.910	614	96.10	171	0.00
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

FICO Score at Origination of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
FICO Score	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
at Origination	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Not Available	9	$1,240,299	0.13%	9.103%	N/A	88.38%	356	55.71%
500	8	1,393,171	0.14	9.651	500	73.42	356	61.36
501 - 520	136	24,559,876	2.55	9.352	511	76.57	354	63.62
521 - 540	167	27,973,809	2.90	8.915	531	77.88	353	66.24
541 - 560	240	47,555,178	4.93	8.955	551	78.56	352	61.85
561 - 580	425	75,217,129	7.80	8.657	571	80.08	354	67.33
581 - 600	435	81,239,259	8.43	8.489	591	82.48	353	68.38
601 - 620	548	102,414,452	10.62	8.423	610	83.72	354	65.43
621 - 640	948	160,356,241	16.63	8.253	630	83.04	352	66.55
641 - 660	882	155,301,761	16.11	8.171	650	83.21	355	47.16
661 - 680	657	119,808,759	12.43	8.080	669	83.39	352	43.04
681 - 700	333	63,440,763	6.58	7.947	689	83.75	353	41.53
701 - 720	232	47,956,914	4.97	7.895	709	84.84	353	34.72
721 - 740	148	31,805,867	3.30	7.991	731	85.01	351	34.74
741 - 760	72	13,298,528	1.38	7.972	749	86.60	353	44.80
761 - 780	37	7,654,449	0.79	7.940	770	87.24	352	36.24
781 - 800	15	2,612,561	0.27	8.320	787	80.42	348	7.90
801 >=	2	343,822	0.04	7.752	807	90.09	355	100.00
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Documentation Type of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Documentation Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Full/Alt	3,220	$533,180,473	55.30%	8.092%	623	83.67%	354	100.00%
Verified Income/Stated Assets	32	4,947,060	0.51	7.779	653	78.46	346	0.00
Stated Income/Verified Assets	1,432	289,312,871	30.01	8.467	656	81.41	352	0.00
Stated/Stated Documentation	579	128,184,457	13.29	8.921	620	81.20	351	0.00
No Ratio	18	5,836,199	0.61	9.065	635	93.27	354	0.00
No Documentation	13	2,711,777	0.28	8.307	638	65.45	315	0.00
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Occupancy Status of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Occupancy Status	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Owner-Occupied	4,967	$910,159,116	94.40%	8.298%	632	82.74%	353	56.24%
Investor	276	44,127,742	4.58	8.690	647	80.12	351	40.54
2nd Home	51	9,885,980	1.03	8.704	622	84.98	350	34.98
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Loan Purpose of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Purpose	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Purchase	2,746	$455,027,041	47.19%	8.327%	653	85.07%	353	49.79%
Refinance - Cash Out	2,293	471,607,254	48.91	8.312	614	80.34	353	58.96
Refinance - Rate/Term	255	37,538,543	3.89	8.326	620	82.19	353	76.02
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Property Type of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Property Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Single Family	4,109	$725,042,718	75.20%	8.307%	630	82.68%	353	56.74%
PUD	578	118,299,711	12.27	8.300	633	83.12	355	57.58
Condo	336	59,198,708	6.14	8.372	642	83.39	353	50.05
2-4 Family	230	53,627,627	5.56	8.510	647	80.53	350	38.04
Townhouse	41	8,004,073	0.83	8.100	647	81.12	351	45.26
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Geographic Distribution of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Location	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
California	1,127	$309,338,649	32.08%	8.154%	640	81.37%	352	39.89%
Florida	684	129,226,836	13.40	8.368	628	80.68	353	45.94
Washington	262	52,604,046	5.46	8.121	643	82.66	356	62.03
Arizona	208	39,160,075	4.06	8.167	636	82.17	354	59.83
Illinois	185	32,545,304	3.38	8.687	634	84.73	352	44.29
Oregon	170	30,502,788	3.16	7.938	631	81.18	357	72.27
Ohio	213	24,306,561	2.52	8.420	625	88.38	357	87.19
Colorado	161	24,300,369	2.52	7.994	635	83.46	356	83.21
Georgia	135	20,396,532	2.12	8.463	625	85.84	356	76.92
Virginia	112	19,692,092	2.04	8.480	638	86.51	353	60.66
Michigan	164	17,998,389	1.87	8.837	626	83.80	351	66.12
Pennsylvania	161	17,973,430	1.86	8.548	625	84.34	351	74.77
Utah	108	17,702,997	1.84	8.111	632	82.52	356	71.84
Nevada	83	17,474,519	1.81	8.059	637	81.34	354	58.36
Maryland	80	16,612,505	1.72	8.636	616	83.03	350	59.07
Texas	147	15,685,568	1.63	8.773	619	84.03	343	58.23
New Jersey	70	15,352,448	1.59	9.031	605	79.83	351	38.74
Idaho	100	13,737,910	1.42	8.071	626	80.20	356	65.26
North Carolina	109	13,024,584	1.35	8.472	635	87.80	354	84.39
Tennessee	115	12,679,012	1.32	8.122	632	86.96	355	89.66
Massachusetts	51	12,573,591	1.30	8.463	648	83.90	353	46.46
New York	72	12,557,971	1.30	9.375	637	85.81	342	36.86
Missouri	112	11,220,695	1.16	8.790	609	86.31	355	83.12
Minnesota	59	9,445,069	0.98	8.264	626	85.57	354	77.86
Wisconsin	61	7,003,887	0.73	8.662	616	87.50	357	86.44
New Mexico	44	6,768,414	0.70	8.379	619	83.02	356	70.38
Indiana	54	5,785,026	0.60	8.920	606	86.94	343	79.15
Louisiana	43	5,308,624	0.55	8.711	619	86.07	352	66.35
Connecticut	28	5,255,279	0.55	8.315	597	82.73	352	58.93
Hawaii	15	5,185,478	0.54	8.280	613	68.39	355	61.04
Kansas	43	4,598,074	0.48	8.432	619	86.90	354	81.10
South Carolina	35	4,181,022	0.43	8.869	621	91.73	355	83.96
Alabama	37	4,115,263	0.43	8.904	617	86.05	353	65.99
Oklahoma	41	4,059,371	0.42	8.704	633	88.21	352	87.99
Kentucky	35	3,676,227	0.38	8.699	610	88.62	358	87.18
Arkansas	41	3,285,197	0.34	8.143	655	82.99	356	84.06
Rhode Island	12	3,003,506	0.31	8.362	639	77.44	355	50.62
Mississippi	27	2,947,787	0.31	8.613	637	89.76	355	75.27
Delaware	10	2,046,556	0.21	7.656	649	80.75	354	56.20
District of Columbia	8	2,036,252	0.21	8.434	593	69.29	328	35.89
Wyoming	16	1,814,942	0.19	8.226	619	80.92	357	84.23
Nebraska	17	1,797,267	0.19	8.398	612	87.95	353	100.00
Iowa	18	1,771,755	0.18	8.862	623	89.09	357	85.35
Montana	10	1,669,825	0.17	8.183	631	78.28	357	38.38
Maine	3	651,598	0.07	7.708	685	91.82	357	100.00
West Virginia	4	468,853	0.05	8.482	577	79.35	352	72.41
Vermont	1	188,285	0.02	9.825	703	100.00	352	0.00
Continued on the next page

Geographic Distribution of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Location	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
New Hampshire	1	$171,390	0.02%	7.875%	702	73.62%	347	100.00%
North Dakota	1	141,641	0.01	8.350	691	100.00	356	100.00
Alaska	1	129,376	0.01	7.990	519	65.00	353	100.00
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Original Prepayment Penalty Term of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Original Prepayment	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Penalty Term (mos.)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
No Prepayment Penalty	1,266	$184,245,483	19.11%	8.890%	628	84.65%	351	56.85%
6	27	3,261,757	0.34	8.046	620	84.84	357	81.26
12	295	69,035,816	7.16	8.453	641	81.58	354	49.12
24	2,165	450,552,755	46.73	8.186	631	82.55	354	52.47
30	2	394,478	0.04	7.443	717	93.86	355	100.00
36	1,539	256,682,548	26.62	8.115	636	81.60	352	60.41
Total/Weighted Average:	5,294	$964,172,838	100.00%	8.320%	633	82.64%	353	55.30%

Margin of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Margin (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2.500 - 2.999	2	$195,830	0.03%	7.940%	580	59.73%	347	0.00%
3.000 - 3.499	1	60,839	0.01	8.250	569	85.00	351	100.00
3.500 - 3.999	5	1,426,603	0.19	6.910	639	74.12	352	59.37
4.000 - 4.499	16	3,264,503	0.45	7.078	630	77.94	352	45.78
4.500 - 4.999	32	7,940,426	1.08	7.363	650	82.15	352	61.39
5.000 - 5.499	92	23,726,659	3.24	7.772	644	83.54	353	62.62
5.500 - 5.999	350	78,059,091	10.65	8.068	622	79.17	354	57.71
6.000 - 6.499	1,527	336,870,714	45.96	7.813	640	81.13	357	57.60
6.500 - 6.999	874	193,047,019	26.34	8.440	623	83.97	355	48.56
7.000 - 7.499	170	37,778,469	5.15	8.525	623	82.15	354	42.99
7.500 - 7.999	189	40,910,975	5.58	8.918	614	81.52	354	38.51
8.000 - 8.499	25	5,019,026	0.68	9.136	606	83.82	353	56.81
8.500 - 8.999	16	3,961,193	0.54	9.590	601	82.43	354	31.96
9.000 - 9.499	3	221,827	0.03	10.280	588	88.79	351	67.67
10.000 - 10.499	1	182,744	0.02	10.500	567	85.00	354	0.00
10.500 - 10.999	2	179,315	0.02	11.630	517	72.98	355	29.84
11.500 - 11.999	1	128,617	0.02	12.970	500	70.00	354	0.00
Total/Weighted Average:	3,306	$732,973,851	100.00%	8.114%	631	81.83%	356	53.38%

Minimum Rate of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Minimum Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2.500 - 2.999	1	$146,121	0.02%	7.750%	568	65.00%	345	0.00%
3.500 - 3.999	4	1,001,603	0.14	7.085	629	69.50	351	42.14
4.000 - 4.499	5	1,107,601	0.15	6.817	624	78.81	349	68.06
4.500 - 4.999	11	2,655,325	0.36	6.786	631	76.77	348	78.44
5.000 - 5.499	30	6,346,704	0.87	7.771	610	81.09	350	64.07
5.500 - 5.999	70	15,391,212	2.10	8.326	630	83.03	351	50.58
6.000 - 6.499	85	16,363,668	2.23	7.693	635	81.25	354	78.99
6.500 - 6.999	387	95,270,206	13.00	7.056	653	79.03	356	78.57
7.000 - 7.499	445	109,531,771	14.94	7.342	646	79.11	356	63.43
7.500 - 7.999	694	155,900,643	21.27	7.798	645	80.98	356	45.96
8.000 - 8.499	511	112,010,423	15.28	8.232	633	83.73	356	48.54
8.500 - 8.999	526	114,880,035	15.67	8.742	615	84.22	356	47.31
9.000 - 9.499	225	41,429,484	5.65	9.244	601	86.05	355	42.40
9.500 - 9.999	199	43,302,459	5.91	9.717	588	84.36	355	32.04
10.000 - 10.499	55	8,402,388	1.15	10.229	553	80.43	355	38.19
10.500 - 10.999	34	5,776,258	0.79	10.771	572	77.24	355	51.46
11.000 - 11.499	14	2,061,940	0.28	11.177	571	79.66	354	30.90
11.500 - 11.999	6	718,131	0.10	12.042	526	77.00	355	9.28
12.000 - 12.499	3	499,595	0.07	12.231	528	77.13	351	41.95
12.500 - 12.999	1	178,285	0.02	12.650	554	64.98	351	0.00
Total/Weighted Average:	3,306	$732,973,851	100.00%	8.114%	631	81.83%	356	53.38%

Maximum Rate of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Maximum Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
11.500 - 11.999	4	$1,891,390	0.26%	6.019%	708	82.58%	348	100.00%
12.000 - 12.499	20	4,910,221	0.67	6.353	670	77.11	357	84.04
12.500 - 12.999	320	78,115,481	10.66	6.802	660	78.54	357	84.37
13.000 - 13.499	388	94,025,203	12.83	7.234	646	79.05	357	68.22
13.500 - 13.999	636	145,288,978	19.82	7.692	646	81.07	356	48.60
14.000 - 14.499	523	116,652,489	15.91	8.076	637	83.46	356	51.53
14.500 - 14.999	607	132,080,148	18.02	8.540	618	83.47	356	48.22
15.000 - 15.499	280	55,214,035	7.53	8.920	614	84.39	355	37.97
15.500 - 15.999	283	59,359,248	8.10	9.373	596	83.80	355	38.33
16.000 - 16.499	101	19,801,127	2.70	9.613	583	81.99	354	39.16
16.500 - 16.999	82	16,963,397	2.31	10.120	582	81.01	354	33.74
17.000 - 17.499	29	3,850,676	0.53	10.591	554	80.19	354	41.36
17.500 - 17.999	19	2,885,539	0.39	10.936	593	84.13	353	42.08
18.000 - 18.499	9	1,230,134	0.17	11.367	579	83.19	353	48.97
18.500 - 18.999	2	306,902	0.04	12.784	531	67.08	352	0.00
19.000 - 19.499	3	398,884	0.05	12.244	550	72.82	350	46.99
Total/Weighted Average:	3,306	$732,973,851	100.00%	8.114%	631	81.83%	356	53.38%

Life Cap of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Life Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
5.000 - 5.499	16	$4,163,869	0.57%	8.408%	647	77.84%	353	45.92%
5.500 - 5.999	1	125,520	0.02	8.550	622	80.00	353	100.00
6.000 - 6.499	2,767	602,591,822	82.21	8.075	632	82.20	356	55.06
6.500 - 6.999	6	2,744,998	0.37	8.858	647	76.47	351	31.91
7.000 - 7.499	516	123,347,642	16.83	8.278	626	80.26	353	45.87
Total/Weighted Average:	3,306	$732,973,851	100.00%	8.114%	631	81.83%	356	53.38%

First Periodic Cap of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
First Periodic Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.000 - 1.499	173	$34,486,422	4.71%	8.536%	602	80.35%	356	60.96%
1.500 - 1.999	56	7,071,393	0.96	9.516	611	81.46	352	75.02
2.000 - 2.499	27	7,491,570	1.02	8.477	623	80.40	350	51.79
2.500 - 2.999	1	353,814	0.05	6.740	683	80.00	353	0.00
3.000 - 3.499	3,048	683,365,388	93.23	8.075	633	81.92	356	52.84
6.000 - 6.499	1	205,265	0.03	8.540	562	80.00	342	0.00
Total/Weighted Average:	3,306	$732,973,851	100.00%	8.114%	631	81.83%	356	53.38%

Periodic Cap of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Periodic Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.000 - 1.499	2,862	$628,330,615	85.72%	8.086%	631	82.19%	356	54.32%
1.500 - 1.999	443	104,437,971	14.25	8.281	631	79.65	353	47.87
2.000 - 2.499	1	205,265	0.03	8.540	562	80.00	342	0.00
Total/Weighted Average:	3,306	$732,973,851	100.00%	8.114%	631	81.83%	356	53.38%

Next Rate Adjustment Date of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Next Rate Adjustment Date	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2007-05	1	$75,500	0.01%	8.500%	565	94.97%	340	100.00%
2007-06	2	361,701	0.05	7.449	602	81.59	341	0.00
2007-07	2	253,365	0.03	8.400	581	76.38	342	18.98
2007-08	1	129,373	0.02	7.250	685	80.00	343	0.00
2007-09	6	1,000,568	0.14	7.672	587	86.11	344	78.57
2007-10	4	927,045	0.13	6.723	658	78.75	345	76.03
2007-11	9	1,928,606	0.26	7.757	621	84.63	346	64.75
2007-12	19	4,669,202	0.64	7.522	620	81.38	347	67.62
2008-01	44	7,693,068	1.05	8.035	611	87.10	348	81.14
2008-02	27	5,984,660	0.82	8.034	604	82.08	349	66.20
2008-03	39	9,660,826	1.32	8.296	628	80.36	350	38.64
2008-04	32	9,722,350	1.33	8.500	612	82.08	351	31.62
2008-05	95	25,048,461	3.42	8.630	629	81.00	352	23.92
2008-06	242	57,659,277	7.87	8.383	628	81.33	353	39.67
2008-07	290	67,492,784	9.21	8.219	629	81.00	354	44.62
2008-08	251	57,575,868	7.86	8.240	619	81.06	355	53.11
2008-09	310	67,379,395	9.19	8.307	621	82.99	356	54.05
2008-10	77	19,512,047	2.66	8.347	614	83.29	357	69.85
2008-11	541	127,000,223	17.33	7.785	642	81.21	358	55.70
2008-12	531	115,195,913	15.72	7.902	638	81.69	359	58.97
2009-01	1	54,534	0.01	9.125	657	90.00	348	100.00
2009-03	7	1,546,705	0.21	7.679	636	76.21	350	85.14
2009-04	9	1,362,534	0.19	8.629	614	80.61	351	60.45
2009-05	59	8,281,277	1.13	9.167	627	80.50	352	63.97
2009-06	33	7,052,107	0.96	8.639	625	87.53	353	36.95
2009-07	157	36,165,968	4.93	8.463	629	84.46	354	46.14
2009-08	56	11,466,639	1.56	8.334	622	78.92	355	47.06
2009-09	30	6,328,540	0.86	8.072	639	85.16	356	64.83
2009-10	19	4,654,545	0.64	8.256	643	85.65	357	59.61
2009-11	175	28,896,995	3.94	7.915	633	82.22	358	67.83
2009-12	156	27,979,655	3.82	8.001	629	82.17	359	71.76
2010-11	1	191,767	0.03	8.500	681	80.00	358	0.00
2010-12	1	235,055	0.03	6.875	593	42.14	347	0.00
2011-02	1	117,662	0.02	8.500	575	85.00	349	0.00
2011-03	1	478,319	0.07	7.440	654	78.69	350	0.00
2011-04	1	286,000	0.04	6.500	641	52.00	351	0.00
2011-05	2	862,800	0.12	7.700	584	82.14	352	100.00
2011-06	7	2,806,691	0.38	8.061	669	83.83	353	31.42
2011-07	8	1,560,976	0.21	7.907	640	68.71	354	16.28
2011-08	3	947,930	0.13	7.199	653	78.61	355	72.31
2011-09	5	1,524,399	0.21	7.403	679	80.94	356	43.71
2011-10	4	606,271	0.08	7.423	637	82.49	357	88.09
2011-11	15	3,646,504	0.50	7.578	671	83.03	358	60.55
2011-12	32	6,649,747	0.91	7.234	668	80.94	359	77.06
Total/Weighted Average:	3,306	$732,973,851	100.00%	8.114%	631	81.83%	356	53.38%